UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Terreno Realty Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

10500 NE 8th Street, Suite 1910

Bellevue, Washington 98004

(415) 655-4580

March 21, 2025

Dear Fellow Stockholder:

You are cordially invited to attend the 2025 annual meeting of stockholders of Terreno Realty Corporation. This meeting will be held on Tuesday, May 6, 2025, at 8:00 a.m., local time, at our Bellevue office, 10500 NE 8th Street, Suite 1910, Bellevue, Washington 98004.

The attached proxy statement, accompanied by the notice of meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of Terreno Realty Corporation by voting on the matters described in the proxy statement. Following the formal portion of the meeting, our directors and management team will be available to answer appropriate questions.

Your vote is important. Whether or not you plan to attend the meeting, please authorize a proxy to vote your shares as promptly as possible by calling the toll-free telephone number or via the internet. If you received a proxy card by mail, you may complete the enclosed proxy card and return it as promptly as possible. The proxy statement and the enclosed proxy card contain instructions regarding all three methods of voting. If your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted. If you attend the meeting, you may continue to have your shares voted as you have previously instructed or you may withdraw your proxy at the meeting and vote your shares in person.

We have also enclosed a copy of our 2024 Annual Report. Thank you for your interest in Terreno Realty Corporation.

Sincerely,

W. Blake Baird	Michael A. Coke
Chairman and Chief Executive Officer, Co-Founder	President, Co-Founder

i

TERRENO REALTY CORPORATION

10500 NE 8th Street, Suite 1910

Bellevue, Washington 98004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 6, 2025

To Our Stockholders:

Notice is hereby given that the 2025 annual meeting of the stockholders of Terreno Realty Corporation, a Maryland corporation, will be held on Tuesday, May 6, 2025, at 8:00 a.m., local time, at our Bellevue office, 10500 NE 8th Street, Suite 1910, Bellevue, Washington 98004. At the meeting, stockholders will consider and vote on the following matters:

1.	The election of seven directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualifies;

2.	A resolution to approve, on a non-binding, advisory basis, the compensation of certain executives, as more fully described in the accompanying proxy statement;

3.	The approval of the Terreno Realty Corporation 2025 Equity Incentive Plan;

4.	The ratification of the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the 2025 fiscal year; and

5.	Such other business as may properly come before the annual meeting, including any adjournments or postponements of the meeting.

If you were a stockholder of record of our common stock as of the close of business on March 7, 2025, you can vote in person or by proxy at the meeting. If you do not plan to attend the meeting and vote in person, please authorize a proxy to vote your shares in one of the following ways (if you received paper copies of the proxy materials):

•	Use the toll-free telephone number shown on your proxy card on or before 11:59 p.m., Eastern Time, on May 5, 2025 (this call is toll-free if made in the United States or Canada);

•	Go to the website address shown on your proxy card on or before 11:59 p.m., Eastern Time, on May 5, 2025, and authorize a proxy via the internet; or

•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope so that it is received by 11:59 p.m., Eastern Time, on May 5, 2025.

If you received a notice of internet availability of proxy materials, please follow the voting instructions in that notice. If your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted. Stockholders who authorize a proxy over the internet, who authorize a proxy by telephone or who return proxy cards by mail prior to the meeting may nonetheless attend the meeting, revoke their proxies and vote their shares in person.

By Order of our Board of Directors

W. Blake Baird Chairman and Chief Executive Officer

Bellevue, Washington

March 21, 2025

TERRENO REALTY CORPORATION

10500 NE 8th Street, Suite 1910

Bellevue, Washington 98004

(415) 655-4580

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

Q:	Why did you send me this proxy statement?

A: We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting proxies to be voted at our 2025 annual meeting of stockholders, or the annual meeting. The annual meeting will be held at our Bellevue office, 10500 NE 8th Street, Suite 1910, Bellevue, Washington 98004 on Tuesday, May 6, 2025, at 8:00 a.m., Pacific Time. This proxy statement summarizes the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.

Q:	When was the proxy statement mailed?

A: The proxy statement, the enclosed proxy card and the 2024 Annual Report are being mailed or made available to stockholders beginning on or about March 21, 2025. As permitted by the rules of the Securities and Exchange Commission, or SEC, certain of our stockholders may receive a notice of internet availability of proxy materials, or Notice, which is first being sent to stockholders on or about March 21, 2025, containing information on the availability of our proxy materials on the internet. Stockholders who received the Notice will not receive a paper copy of our proxy materials unless requested in the manner described in the Notice. The Notice explains how to access and review this proxy statement and our 2024 Annual Report and how you may vote by proxy.

Q:	Who is entitled to vote?

A: All stockholders of record of our common stock as of the close of business on March 7, 2025, the record date, are entitled to receive notice of the annual meeting and to cast one vote for each share of common stock they held of record at the close of business on the record date.

Q:	What is the quorum for the meeting?

A: Stockholders entitled to cast a majority of all votes entitled to be cast, as of the close of business on the record date, will constitute a quorum for the transaction of business at the annual meeting. No business may be conducted at the meeting if a quorum is not present. Broker non-votes (defined below) and abstentions will be counted as present in determining whether or not there is a quorum. As of the close of business on the record date, 103,019,200 shares of common stock were issued and outstanding.

If stockholders entitled to cast a majority of all votes entitled to be cast are not present, in person or by proxy, at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of March 7, 2025. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken.

Q:	How many votes do I have without attending the annual meeting?

A: You are entitled to cast one vote for each share of our common stock you owned of record on the record date on each item submitted to you for consideration.

Q:	How do I vote without attending the annual meeting?

A: Whether or not you plan to attend the annual meeting, we urge you to authorize your proxy to vote. If you received a Notice, please follow the voting instructions in the Notice to authorize your proxy. If you received paper copies of the proxy materials, you may authorize your proxy by completing, dating, signing and promptly returning the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by the internet or telephone as described in your proxy card. If your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted. Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions. Authorizing your proxy by mailing a proxy card, the internet or telephone will not limit your right to attend the annual meeting and vote your shares in person.

Q:	How do I vote my shares that are held by my broker, bank or other nominee?

A: If you have shares held through a broker, bank or other nominee, you should instruct your broker, bank or other nominee to vote your shares by following the instructions that the broker, bank or other nominee provides to you. Most brokers, banks or other nominees allow you to provide voting instructions by the internet, mail or telephone.

Q:	What am I voting on?

A: You are being asked to consider and vote on the following proposals:

•	a proposal to elect seven directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualifies;

•	a proposal to adopt a resolution to approve, on a non-binding, advisory basis, certain executive compensation as more fully described in this proxy statement;

•	a proposal to approve the Terreno Realty Corporation 2025 Equity Incentive Plan; and

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the 2025 fiscal year.

In addition, your proxies will have the authority to vote in their discretion as to any other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

Q:	What vote is required to approve the proposals assuming that a quorum is present at the annual meeting?

The following table sets forth the voting requirements with respect to each of the proposals:

Proposal 1	Election of Directors	Each director must be elected by a majority of the votes cast at the annual meeting. Accordingly, in an uncontested election, a nominee is elected if he or she receives more “FOR” votes than the total number of “AGAINST” votes. Please see the section titled, “Vote Required – Majority Vote Standard for Election of Directors” for a more detailed description of the majority voting standard in our bylaws.

Proposal 2	Non-binding, Advisory Approval of the Compensation of Our Named Executive Officers	For the resolution to be adopted by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of votes cast on this proposal at the annual meeting.

Proposal 3	Approval of the Terreno Realty Corporation 2025 Equity Incentive Plan	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of votes cast on this proposal at the annual meeting.

Proposal 4	Ratification of the Appointment of Independent Registered Certified Public Accounting Firm	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of votes cast on this proposal at the annual meeting.

With respect to Proposals 1, 2, 3 and 4, abstentions and broker non-votes are not counted as votes cast and will have no effect on the result of the vote.

Q:	Will there be any other items of business on the agenda?

A: Our board of directors does not know of any other matters that may be properly brought before the annual meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to our board of directors. In the event that any other matter should properly come before the annual meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:	What happens if I submit my proxy without providing voting instructions on all proposals?

A: If you are a stockholder of record and properly submit your proxy via the internet, mail or telephone, your proxy will be voted at the annual meeting in accordance with your directions. If you sign and return a proxy card without giving specific voting instructions, then the Company-designated proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you are a beneficial owner of shares and your broker, bank or nominee does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to the New York Stock Exchange (NYSE) rules, if you do not give instructions to your broker, bank or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of the appointment of our independent registered certified public accounting firm (Proposal 4) is considered to be a discretionary item under the NYSE rules and your broker, bank or other nominee will be able to vote on that item even if it does not receive instructions from you. The election of directors (Proposal 1), the non-binding, advisory approval of executive compensation (Proposal 2) and the approval of the Terreno Realty Corporation 2025 Equity Incentive Plan (Proposal 3) are considered non-discretionary items. A broker, bank or nominee may not vote your shares with respect to these non-discretionary items if you have not provided instructions. This is called a “broker non-vote.” We strongly encourage you to submit your proxy with instructions and exercise your right to vote as a stockholder.

Q:	Who has paid for this proxy solicitation?

A: We have paid the entire expense of preparing, printing and mailing this proxy statement, the Notice and any additional materials furnished to stockholders.

Q:	May stockholders ask questions at the annual meeting?

A: Yes. There will be time allotted at the end of the meeting when our representatives will answer appropriate questions from the floor.

Q:	How do I submit a proposal or nominate a candidate for election as a director at the 2025 annual meeting of stockholders?

A: Our bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice accompanied by the information and other materials specified in our bylaws generally must be delivered to our corporate secretary not later than the close of business on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the date of the notice for the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2026 annual meeting of stockholders, but not included in our proxy statement, generally must be received by our corporate secretary after October 22, 2025 and prior to 5:00 p.m., Eastern Time, the close of business, on November 21, 2025. If the 2026 annual meeting of stockholders is scheduled to take place before April 6, 2026 or after June 5, 2026, then notice must be delivered no earlier than the 150th day prior to the 2026 annual meeting of stockholders and not later than the close of business on the later of the 120th day prior to the 2026 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made by the Company. If the number of directors to be elected at the 2026 annual meeting of stockholders is increased, and there is no public announcement of such increase before November 11, 2025, then notice of nominees for any new positions created by such increase must be delivered not later than 5:00 p.m., Eastern Time, the close of business, on the later of November 11, 2025 and the tenth day after the day on which public announcement of such increase is first made by the Company. Proposals or nominations and the other materials required by our bylaws should be mailed to the attention of our corporate secretary at 10500 NE 8th Street, Suite 1910, Bellevue, WA 98004. A copy of the bylaws may be obtained from our corporate secretary by written request to the same address.

The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2026 annual meeting of stockholders, or for presentation at such meeting, is November 21, 2025. Stockholder proposals to be included in our proxy materials relating to the 2026 annual meeting of stockholders must comply with all of the applicable requirements set forth in the rules and regulations of the SEC including Rule 14a-8. Our board of directors will review any stockholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2025 annual meeting.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, no later than March 7, 2025.

Q:	Can I change my vote after I have voted?

A: Yes. Proxies properly submitted by the internet, mail or telephone do not preclude a stockholder from voting in person at the meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting, either by internet, mail or telephone, a proxy to our corporate secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy. If you have shares held through a broker, bank or other nominee and you instructed your broker, bank or other nominee to vote your shares by following the instructions that the broker, bank or other nominee provided to you, you may change your voting instructions by submitting new voting instructions to your broker, bank or other nominee.

Q:	Can I find additional information on the Company’s website?

A: Yes. Our website is located at http://www.terreno.com. Although the information contained on our website is not part of this proxy statement and is not incorporated by reference in this proxy statement, you can view additional information on the website, such as our corporate governance guidelines, our Code of Business Conduct and Ethics, charters of our board committees and reports that we file with the SEC.

Q:	How can I access the proxy materials electronically?

A: This proxy statement and our 2024 Annual Report, including our annual report on Form 10-K for the fiscal year ended December 31, 2024, are available at www.proxyvote.com. Instead of receiving copies of our future annual reports, proxy statements, proxy cards and, when applicable, notices of internet availability of proxy materials, by mail, you can consent to receiving such materials electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above, on your proxy card or on the Notice to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Q:	What is householding?

A: The SEC permits a single set of annual reports, proxy statements and/or notices of internet availability of proxy materials to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. Only one copy of the notice of internet availability of proxy materials may be sent to certain beneficial stockholders who share a single address, unless any stockholder residing at that address has given contrary instructions.

We will promptly deliver, upon oral or written request, a separate copy of the annual report, proxy statement and/ or notice of internet availability of proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. If any beneficial stockholder residing at such an address desires to receive a separate copy of the notice of internet availability of proxy materials at this time or to receive a separate notice of internet availability of proxy materials in the future, the stockholder should contact Investor Relations by telephone at (415) 655-4580 or by mail at Terreno Realty Corporation — Investor Relations, 10500 NE 8th Street, Suite 1910, Bellevue, WA 98004.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2025:

This proxy statement and our 2024 Annual Report, including our annual report on Form 10-K for the fiscal year ended December 31, 2024, are available at www.proxyvote.com.

CORPORATE GOVERNANCE AND RELATED MATTERS

Our business is managed under the direction of our board of directors. Our board of directors establishes our overall corporate policies, reviews our business strategy, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations and acts as an advisor to our senior management. Our board’s mission is to further the long-term interests of our stockholders. Members of our board of directors are kept informed of our business through discussions with our management, primarily at meetings of our board of directors and its committees, and through reports and analyses presented to them. Significant communication between our directors and senior management occur apart from such meetings. Our board of directors and each of its committees – audit, compensation and nominating and corporate governance – also have the authority to retain, at our expense, outside counsel, consultants or other advisors in the performance of their duties.

Charters for the audit, compensation and nominating and corporate governance committees, our corporate governance guidelines and our Code of Business Conduct and Ethics may be viewed on our website at https://investors.terreno.com/corporate-profile/documents. These documents are also available without charge to stockholders who request them by contacting Terreno Realty Corporation — Investor Relations, 10500 NE 8th Street, Suite 1910, Bellevue, WA 98004.

Independent Directors

Under the corporate governance standards of the NYSE, at least a majority of our directors and all of the members of the audit committee, compensation committee and nominating and corporate governance committee must meet the test of “independence” as defined by the NYSE. The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). In addition, our corporate governance guidelines provide that at least annually, our board of directors will evaluate all relationships between the Company and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or that might cause the director to cease to meet the applicable independence requirements or interfere with such director’s ability to satisfy his or her duties as a director. Our board of directors has determined that each of Gary N. Boston, LeRoy E. Carlson, Constance von Muehlen, Irene H. Oh and Douglas M. Pasquale is an “independent” director under the corporate governance standards of the NYSE and the SEC. Dennis Polk, a current board member who is not standing for re-election at the annual meeting, was also determined by our board of directors to be an “independent” director under the corporate governance standards of the NYSE and the SEC. Therefore, following the election of the director nominees at the annual meeting, we believe that 71% of our board members will be independent under those rules.

Executive Sessions

Our non-management directors meet regularly in separate executive sessions without management participation. The executive sessions typically occur after each regularly scheduled meeting of our entire board of directors and at such other times that our non-management directors deem appropriate. The executive sessions are chaired by Mr. Pasquale, our Lead Director.

Nominations for Directors

The nominating and corporate governance committee will consider nominees for director suggested by stockholders in written submissions to our corporate secretary. Our bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice containing the information and materials required by our bylaws generally must be delivered to our corporate secretary not later than the close of business on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the date of the notice for the preceding year’s annual meeting.

In evaluating nominees for director, the nominating and corporate governance committee does not differentiate between nominees recommended by stockholders and others. The nominating and corporate governance committee develops and recommends to our board of directors for its consideration and approval such criteria for identifying and recommending prospective nominees for election as directors as the nominating and corporate governance committee deems necessary or advisable in the context of the current make-up of our board of directors. The criteria include such factors as qualities (such as character, professional integrity, independence, judgment and business acumen), skills and experience, industry knowledge, diversity, age, requirements of the NYSE to maintain a minimum number of independent directors, requirements of the SEC to have persons with financial expertise on the Company’s audit committee, the ability of a candidate to devote sufficient time to the affairs of the Company, any actual or potential conflicts of interest, and the extent to which the candidate generally would be a desirable addition to our board of directors and any committees of our board of directors.

We do not have a formal diversity policy. The Board believes in the benefits of a diversity of skills, experience, expertise, industry knowledge, perspectives and characteristics including, but not limited to, gender, race/ethnicity, and geographic location necessary to oversee the Company’s current and future business needs. For all potential candidates, the nominating and corporate governance committee may consider all factors it deems relevant, such as a candidate’s sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of our stockholders. Additional information about our current five independent director nominees (whom we refer to as non-employee directors in various company documents) is below.

Age
Average 62 years
3
0
2
59 and under
60 to 64
65 and over

Tenure
Average 7 Years
3
0
2
Less than 5 years
5 to 9 years
10 or more years

(1)

Diverse is defined as an individual that self-identifies as Black, African American, North African, Middle Eastern, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaskan Native, or who self-identifies as gay, lesbian, bisexual or transgender.

Communications with our Board of Directors

Our board of directors has implemented a process by which our stockholders or any interested parties may communicate with our board of directors as a whole or with individual members of our board of directors. Communications directed at our board of directors as a whole should be addressed to Terreno Realty Corporation, 10500 NE 8th Street, Suite 1910, Bellevue, WA 98004, Attn: Corporate Secretary, and communications directed at individual directors, including our Lead Director, should be addressed to the attention of the individual director at the same address. Such communications may be made on an anonymous or confidential basis. Our board of directors has instructed our Corporate Secretary to promptly forward all such communications to the specified addressees thereof.

Board Leadership Structure

Our corporate governance guidelines provide that our board of directors will periodically appoint a chairman of the board, who may either be independent or a management director, including our chief executive officer. The positions of Chairman and Chief Executive Officer are currently occupied by one individual, Mr. Baird. Our board of directors believes that this leadership structure serves us well, as Mr. Baird’s deep industrial real estate expertise across markets and cycles, as well as extensive public REIT operating experience, including as our co-founder, uniquely qualify him to serve as both Chairman and Chief Executive Officer. Combining the chairman and chief executive officer roles fosters clear accountability, effective decision-making and aligns corporate strategy with the Company’s day-to-day operations. Combining the roles also promotes unified leadership and direction for our board of directors and management.

In his combined role, Mr. Baird sets the agenda for board meetings in consultation with our Lead Director and presides over all meetings of the full board. Since the chairman and chief executive officer positions are currently occupied by Mr. Baird, our board of directors appointed Mr. Pasquale, an independent director, as our Lead Director to ensure strong independent oversight. As Lead Director, Mr. Pasquale chairs the executive sessions of the independent directors, facilitates communications and resolves conflicts, if any, between our independent directors, other directors and our management and consults with and provides counsel to our Chairman and Chief Executive Officer r as needed or requested. In performing these duties, our Lead Director consults with the chairpersons of the appropriate committees of our board of directors and solicits their participation in order to avoid diluting the authority or responsibility of the board committees and their chairpersons.

Risk Oversight

Our board of directors provides oversight of the Company’s risk exposure by receiving periodic reports from senior management regarding matters relating to financial, operational, legal, cybersecurity and strategic risks and mitigation strategies for such risks. In addition, as reflected in the audit committee charter, our board of directors has delegated to the audit committee responsibility to discuss and evaluate our policies and guidelines with respect to risk assessment and risk management. During these discussions, the audit committee may discuss or consider our major risk exposures, including financial, operational, privacy, security, cybersecurity, competition, legal, regulatory, hedging and accounting risk exposure, and the steps that our management has taken to monitor and control such exposures.

Compensation Committee Interlocks and Insider Participation

Each of Messrs. Boston, Pasquale, Polk, Carlson and Ms. Oh served as a member our of compensation committee for the full year ended December 31, 2024, and Ms. von Muehlen served as a member for part of the year ended December 31, 2024. No member of the compensation committee during 2024 was an officer, employee or former officer of ours, or any of our subsidiaries, or had any relationship that would be considered a compensation committee interlock and would require disclosure in this proxy statement pursuant to SEC regulations. During 2024, none of our executive officers served as a member of a compensation committee or as a director of another entity under the circumstances requiring disclosure in this proxy statement pursuant to SEC regulations.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees. Day-to-day responsibility for administering and interpreting our Code of Business Conduct and Ethics has been delegated by our board of directors to our president. Our Code of Business Conduct and Ethics contains compliance procedures, allows for the anonymous reporting of a suspected violation of our Code of Business Conduct and Ethics, and specifically forbids retaliation against any officer or employee who reports suspected misconduct in good faith. The provisions of our Code of Business Conduct and Ethics may only be amended or waived for the benefit of our directors and executive officers, by our board of directors or, if permitted, a committee of our board of directors. Such waivers or amendments must be promptly disclosed to our stockholders in accordance with applicable laws and rules and regulations of the NYSE. We intend to disclose any amendments or waivers to our Code of Business Conduct and Ethics that apply to any of our executive officers on our website at http://www.terreno.com. No such waivers have been made. The full text of our Code of Business Conduct and Ethics is available on our website at https://investors.terreno.com/corporate-profile/documents.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines, a copy of which is available on our website at http://www.terreno.com under the heading “Investors & Media”, under the subheading “Corporate Profile” and under the heading titled, “Governance Documents.”

MEETINGS AND COMMITTEES OF OUR BOARD OF DIRECTORS

Meetings

During the year ended December 31, 2024, our board of directors held a total of five meetings. Our directors attended 100% of the aggregate of (i) the number of meetings of our board of directors which were held during the period that such person served on our board of directors and (ii) the number of meetings of committees of our board of directors held during the period that such person served on such committee. Members of our board of directors are encouraged to attend the annual meeting, but we currently do not have a formal policy with regard to the attendance of members of our board of directors at the annual meeting. All of our directors serving on our board of directors at the time of the 2024 annual meeting of stockholders attended our 2024 annual meeting of stockholders.

Committee Membership

Our board of directors has established three standing committees of our board of directors, the audit committee, the compensation committee, and the nominating and corporate governance committee, and has adopted written charters for each committee. Charters for the audit, compensation and nominating and corporate governance committees are available on our website at https://investors.terreno.com/corporate-profile/documents.

The current members of our board committees are set forth below.

Name	Audit		Compensation		Nominating and Corporate Governance
Gary N. Boston	X		X		X
LeRoy E. Carlson	X		X		X	*
Constance von Muehlen	X		X		X
Irene H. Oh	X	*	X		X
Douglas M. Pasquale**	X		X		X
Dennis Polk	X		X	*	X

*	Chair
**	Lead Director

Audit Committee. The audit committee is composed of Messrs. Boston, Carlson, Pasquale, and Polk and Mses. von Muehlen and Oh, each of whom is an independent director and “financially literate” under the rules of the NYSE and the SEC. Ms. Oh chairs the audit committee and has been determined by our board of directors to be an audit committee financial expert within the meaning of the rules of the SEC. The audit committee met four times during the year ended December 31, 2024. The purposes of the audit committee are to:

•

assist our board of directors in its oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of our independent auditors and (4) the performance of our internal audit function; and

•	prepare the report required by the rules of the SEC, which is set forth on page 29 of this proxy statement.

The audit committee is also responsible for engaging our independent registered certified public accounting firm, reviewing with the independent registered certified public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered certified public accounting firm, reviewing the independence of the independent registered certified public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee. The compensation committee is composed of Messrs. Boston, Carlson, Pasquale, and Polk and Mses. von Muehlen and Oh, each of whom is an independent director under the rules of the NYSE and the SEC. Mr. Polk chairs the compensation committee. The compensation committee met three times during the year ended December 31, 2024.

The purposes of the compensation committee are to:

•	discharge our board of directors’ responsibilities relating to compensation of our directors and executives;

•	oversee our overall compensation structure, policies, and programs;

•	review our processes and procedures for the consideration and determination of director and executive compensation; and

•

prepare the compensation committee report, which is set forth on page 38 of this proxy statement, in accordance with the applicable rules and regulations of the SEC, the NYSE, and any other rules and regulations applicable to us.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is composed of Messrs. Boston, Carlson, Pasquale, and Polk and Mses. von Muehlen and Oh, each of whom is an independent director under the rules of the NYSE and the SEC. Mr. Carlson chairs the nominating and corporate governance committee. The nominating and corporate governance committee met once during the year ended December 31, 2024.

The purposes of the nominating and corporate governance committee are to:

•

identify individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors, and recommend that our board of directors select the director nominees for election at each annual meeting of stockholders;

•	review and make recommendations to our board of directors for committee appointments to each of the committees of our board of directors;

•	develop and recommend to our board of directors a set of corporate governance guidelines applicable to us and periodically review and recommend any changes to such guidelines; and

•	oversee the annual evaluation of our board of directors and its committees.

Other Committees

Our board of directors may from time to time establish special or standing committees to facilitate the management of the Company or to discharge specific duties delegated to the committee by our full board of directors. Our board of directors has established the following committee:

Investment Committee. Our investment committee is currently composed of Messrs. Baird and Coke. Approval by our investment committee requires a unanimous vote. Our board of directors has delegated to our investment committee the authority to approve any investment or disposition under $100 million. Our board of directors must approve any investments or dispositions of $100 million or more.

ENVIRONMENTAL STEWARDSHIP, SOCIAL RESPONSIBILITY AND GOVERNANCE

Environmental Stewardship

We believe we contribute positively to the environment by owning and operating facilities in infill locations close to population centers thereby minimizing vehicle miles traveled and the concomitant use of fuel and production of airborne particulate matter pollution. We do not develop buildings in greenfield locations. Sustainability for us means operating, redeveloping and repurposing existing facilities in infill locations. During the redevelopment of our facilities, we recycle, where possible, the building materials from existing buildings seeking to reduce construction waste. We focus on modern design solutions to reduce the impact on the environment. For example, when re-leasing and redeveloping our facilities, we reduce our carbon footprint by upgrading existing facilities with energy efficient lighting and heating, and water saving solutions.

Many of our properties are located in historical manufacturing sites and we remove hazardous materials and clean up those sites that have environmental contaminants. This improves the health conditions for on-site workers and provides a positive impact on the surrounding community.

Recent Environmental Highlights:

•

Entered into agreements to host rooftop solar projects in our Washington, D.C., Los Angeles, and Northern New Jersey/New York markets. We completed construction of an approximately 6MW solar facility in the Washington D.C. market. Total rooftops hosting solar represented approximately 6.4% of our portfolio as of December 31, 2024, representing approximately 9MW of solar power generation;

•

Increased our energy efficient lighting program with more than 81% of our portfolio containing energy efficient lighting as of December 31, 2024, representing an increase of 3% from the prior year. We are committed to upgrading the lighting across the remainder of the portfolio as we gain access to units during vacancy periods;

•	Increased our GRESB Real Estate Assessment score from 60 to 63 during 2024 and improved our MSCI ESG score from B to BBB;

•	Increased property utility tracking from 61% to 63% of our portfolio during 2024; and

•	Increased the number of white or reflective surface roofs from approximately 80% to approximately 82% of the total rooftop area of our portfolio during 2024.

Recent Green Building Certifications Update:

•	Received LEED Certification for 1,196,000 square feet of newly developed buildings built on former landfill and industrial land sites; and

•	Commenced LEED certification on an additional 2,172,000 square feet of newly developed buildings built on former landfill and industrial land sites.

Social Responsibility

We recognize that our success is linked to the talent and expertise of our people. We invest in our employees and are committed to growing individual skills and leadership qualities across our business. We have a dedicated ESG Committee to provide oversight to our ESG strategy with a focus on not only environmental stewardship, but also employee engagement. Our ESG Committee is led by our executive vice presidents and comprises employees at all levels of the Company. Our employees are encouraged to make healthy lifestyle decisions that can ultimately benefit the Company by reducing insurance claims and boosting productivity and we provide a monthly wellness reimbursement allowance. We encourage our employees to engage in volunteer work and provide paid time off to participate in charitable activities. We support our employees’ efforts to give back to their communities and match a portion of employee donations to qualifying nonprofit organizations.

We value diversity within our board and employees in terms of gender, ethnicity, race, background, and experience. As an equal opportunity employer, we reward our employees based on merit and their contributions.

Our properties are often located in traditionally under-served urban infill locations, and we transform these locations into highly functional industrial properties that facilitate job creation in the surrounding communities. Since our inception in 2010, we have invested approximately $240 million in capital improvements in our portfolio that improve the operating efficiency of our portfolio as well as improve employee health and productivity.

Respect for human rights is a fundamental value of Terreno Realty Corporation. We endeavor to comply with all applicable human rights and labor rights laws. We expect our vendors and suppliers to adhere to these laws and encourage them to adopt similar policies within their own businesses.

Social Responsibility Highlights:

•	Employee wellness reimbursement benefit;

•	100% of full-time employees receive restricted stock;

•	Continued partnership with Worklink to provide work and meaningful community inclusion for people with disabilities;

•	Hosted three volunteer days;

•	Donated approximately $55,000 to local food banks where we own property and approximately $25,000 to Red Cross towards wildfire emergency efforts in Los Angeles;

•

Became a Founding Patron of Pension Real Estate Association, or PREA, Foundation. The PREA Foundation works to advance diversity and inclusion in the institutional real estate industry. We will sponsor internships associated with the PREA foundation in 2025; and

•

Committed $150,000 over three years to support All Within My Hands’ Work Force Education program through the Metallica Scholars Initiative. Metallica Scholars is a major workforce education initiative that provides direct support to community colleges to enhance their career and technical education programs. One of Terreno’s co-founders also committed $75,000 over three years to this initiative.

Governance

We are committed to strong corporate governance and transparency for our stockholders. Our independent directors stand for election every year, and we have opted out of anti-takeover provisions and stockholder rights plans, and we will not opt back in to those provisions without stockholder approval. Our directors and employees comply with a comprehensive Code of Business Conduct and Ethics that encourages honesty, accountability and mutual respect and offers communication channels for handling ethical issues.

Our long-term incentive compensation is fully aligned with the interests of our stockholders. Performance shares are tied to three-year total stockholder return exceeding the MSCI U.S. REIT Index and the FTSE Nareit Equity Industrial Index. We do not have an annual cash bonus plan for our chief executive officer or president and their long-term incentive compensation is paid solely in stock. Recent governance highlights include being tied for #1 among all REITs for Corporate Governance in the annual Green Street report on Executive Compensation and Corporate Governance.

Stock Ownership Guidelines

We believe that our executive officers and directors should own a meaningful equity interest in the

Company to further align their long-term financial interests with those of our stockholders. Pursuant to our Corporate Governance Guidelines, within five years of the ownership guidelines becoming subject to them, we require our chief executive officer and president to own stock or in an amount equal to five times his or her base salary and executive officers to own stock or in an amount equal to three times his or her base salary stock ownership. We also require our non-employee directors to own stock in the amount equal a market value of at least $200,000 within four years of the ownership guidelines becoming subject to them. Our executive officers and non-employee directors are all in compliance with our policy’s applicable minimum stock ownership requirement or are not yet required to meet the applicable ownership requirements pursuant to the stock ownership guidelines.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors, each of whom has a term that expires at the annual meeting. Based on the recommendation of the nominating and corporate governance committee, our board of directors proposes that the nominees described below each be elected to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualify. All of the nominees are currently serving as our directors. Dennis Polk will not be standing for re-election as a member of our board of directors. Upon the expiration of Mr. Polk’s term as a director at the annual meeting, the number of directors that will constitute our board of directors will be decreased from eight to seven.

The biographical descriptions for the nominees include the specific experience, qualifications, attributes and skills that led to the conclusion by our board of directors in the last sentence of each biography that such person should serve as a director.

Nominee	Principal Occupation, Business Experience, Other Directorships Held and Age
W. Blake Baird Age 64

Mr. Baird co-founded Terreno Realty Corporation and has served as Chairman Of Our Board of Directors and our Chief Executive Officer since February 2010. Mr. Baird was Managing Partner and co-founder of Terreno Capital Partners LLC, a private real estate investment firm, from September 2007 to February 2010. Mr. Baird served as President of AMB Property Corporation (NYSE: AMB) from January 2000 to December 2006. AMB, now Prologis, Inc. (NYSE: PLD), is a leading global developer, owner and operator of industrial real estate. Mr. Baird also served as a Director of AMB from 2001 to 2006 and Chairman of its investment committee.

Mr. Baird joined AMB as its Chief Investment Officer in 1999. Prior to that, Mr. Baird was a Managing Director of Morgan Stanley & Co., most recently as head of Real Estate Investment Banking for the Western United States. Mr. Baird spent 15 years at Morgan Stanley and Dean Witter, the last 11 focusing on real estate. Mr. Baird currently serves as a Director of Sunstone Hotel Investors, Inc. (NYSE: SHO), a lodging REIT. Previously, Mr. Baird was a Director of Alexander & Baldwin, Inc. (NYSE: ALEX), a Honolulu-headquartered real estate and agribusiness company, from 2006 to 2012 and Matson, Inc. (NYSE: MATX), a Honolulu-headquartered ocean transportation and logistics company, from 2012 to 2020. Mr. Baird is a former member of the Young Presidents’ Organization and a former member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Baird holds a B.S. in Economics from the Wharton School (magna cum laude) and a B.A. in History from the College of Arts and Sciences (magna cum laude) at the University of Pennsylvania. He also holds an M.B.A. from New York University. Our board of directors has determined that Mr. Baird’s qualifications to serve on our board of directors include his deep industrial real estate expertise across markets and cycles, as well as extensive public REIT operating experience, from his seven years of experience as President of AMB and his experience as our co-founder, Chairman and Chief Executive Officer.

Michael A. Coke Age 57	Mr. Coke co-founded Terreno Realty Corporation and has served as our President and as a Director since February 2010. Mr. Coke also served as our Chief Financial Officer from February 2010 until May 2013. Mr. Coke was Managing Partner and co-founder of Terreno Capital Partners LLC, a private real estate investment management firm, from September 2007 to February 2010. From January 1999 to March 2007, Mr. Coke served as chief financial officer of AMB, now Prologis, Inc. (NYSE: PLD), which is a leading global developer, owner and operator of industrial real estate. While at AMB, Mr. Coke also served as Executive Vice President until May 2007, and was AMB’s chief accounting officer from 1998 until January 2007.

Nominee	Principal Occupation, Business Experience, Other Directorships Held and Age
Mr. Coke was a member of AMB’s investment committee and was responsible for capital markets, accounting, tax, information systems, dispositions, valuations, risk management and financial planning. During his tenure at AMB, Mr. Coke was a three-time recipient of Realty Stock Review’s Annual Outstanding CFO Award. From October 2005 to May 2007, Mr. Coke served as president and chief executive officer of IAT Aviation Facilities, Inc., a listed Canadian Income Trust. Prior to AMB, Mr. Coke spent seven years with Arthur Andersen LLP, where he most recently served as an Audit Manager. At Arthur Andersen, he primarily served public and private real estate companies, including several public real estate investment trusts, and specialized in real estate auditing and accounting, mergers, initial public offerings and business acquisition due diligence. Mr. Coke was a Director and Chairman of the audit committee of DuPont Fabros Technology, Inc. (formerly NYSE: DFT), a wholesale data center REIT from 2007 to 2017 and a Director of Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions from 2017 to 2021. Mr. Coke currently serves as a Director of Broadstone Net Lease, Inc. (NYSE: BNL) and is the Chair of its audit committee, a REIT that acquires, owns and manages primarily single-tenant commercial real estate properties that are net leased to a diversified group of tenants. Mr. Coke received a bachelor’s degree in business administration and accounting from California State University at Hayward. Additionally, Mr. Coke is a member of the Board of Trustees of California State University East Bay Education Foundation. He is a former Certified Public Accountant. Our board of directors has determined that Mr. Coke’s qualifications to serve on our board of directors include his deep industrial real estate expertise across markets and cycles, as well as extensive public REIT operating experience, from his ten years of experience at AMB, most recently as chief financial officer, and his experience as our co-founder, President and previously as our Chief Financial Officer.

Gary N. Boston Age 56	Mr. Boston has served on our board of directors since October 2022. Mr. Boston was Senior Portfolio Manager at APG Asset Management, a leading global manager of pension assets from July 2005 to May 2016. Mr. Boston served as a Director of Retail Value Inc. (NYSE: RVI) from 2018 until its dissolution in June 2022. Mr. Boston currently serves as a Director of SITE Centers Corp. (NYSE: SITC), a REIT that owns, leases, acquires, redevelops, develops and manages shopping centers. Mr. Boston holds a Bachelor of Arts from Duke University and a Master of Business Administration from the Wharton School of Business. Our board of directors has determined that Mr. Boston’s qualifications to serve on our board of directors include his professional background and experience, including his investment track record in public securities, education and previously held senior-executive level positions.

LeRoy E. Carlson Age 79	Mr. Carlson has served on our board of directors since February 2010. Mr. Carlson has been a Principal of NNC Apartment Ventures, LLC, a well-established firm specializing in the long-term investment in multi-family assets on the West Coast, since 1999. Mr. Carlson formerly served as Executive Vice President, Chief Operating Officer, Chief Financial Officer and as a Director of BRE Properties, Inc. (now Essex Property Trust, NYSE: ESS), a large multi-family NYSE–listed REIT based in San Francisco, California. In his role as Chief Operating Officer, Mr. Carlson oversaw the company’s capital market activities, asset management and development and played a key role in two company mergers with an aggregate value of approximately two billion dollars. Mr. Carlson retired from BRE Properties, Inc. in October 2002. Prior to joining BRE Properties, Inc., Mr. Carlson served as Vice President, Chief Financial Officer and as a Director of Real Estate Investment Trust of California from 1990 to March 1996. He was a Partner and Chief Financial Officer

Nominee	Principal Occupation, Business Experience, Other Directorships Held and Age
of William Walters Company, a Southern California based asset management company and investor, from 1976 to 1990. Mr. Carlson is a Certified Public Accountant in California. He is a graduate of the University of Southern California. Our board of directors has determined that Mr. Carlson’s qualifications to serve on our board of directors include his over 30 years of experience in the real estate industry and his prior experience as a Director, Chief Operating Officer and Chief Financial Officer of a NYSE-listed REIT.

Irene H. Oh Age 47	Ms. Oh has served on our board of directors since January 2023. Ms. Oh has served as Executive Vice President and Chief Risk Officer of East West Bancorp (Nasdaq: EWBC) and East West Bank since October 2023. Ms. Oh served as Executive Vice President and Chief Financial Officer of East West Bancorp (Nasdaq: EWBC) and East West Bank from January 2010 to October 2023. Ms. Oh was a director of PS Business Parks, Inc. (NYSE: PSB) from April 2021 until its merger with Blackstone Inc. affiliates in July 2022. Ms. Oh serves on the board and the audit committee of the United Way of Greater Los Angeles. Ms. Oh received a bachelor’s degree from California State University, Los Angeles and a master’s degree in accounting from the University of Southern California and is a Certified Public Accountant. Our board of directors has determined that Ms. Oh’s qualifications to serve on our board of directors include her professional background and experience, education and her experience as a Chief Financial Officer of a Nasdaq-listed company.

Constance von Muehlen Age 57	Ms. von Muehlen has served on our board of directors since June 2024. Ms. von Muehlen has served as Executive Vice President and Chief Operating Officer at Alaska Airlines (NYSE: ALK) since April 2021. Ms. von Muehlen holds a Federal Aviation Administration, or FAA, Commercial Instrument Helicopter Pilot’s License, graduated with a Bachelor’s degree from Johns Hopkins University and graduated from the Executive Masters of Business Administration program at the Foster School of Business at the University of Washington. Ms. von Muehlen has served previously on the FAA’s Women in Aviation advisory board and the San Jose Public Library Foundation board. Our board of directors has determined that Ms. von Muehlen’s qualifications to serve on our board of directors include her professional background and experience, education and her experience as a Chief Operating Officer of a NYSE-listed company.

Douglas M. Pasquale Age 70	Mr. Pasquale has served on our board of directors since February 2010. Mr. Pasquale has served as Founder and CEO of Capstone Enterprises Corporation, an investment and consulting firm, since January 1, 2012. Mr. Pasquale currently serves as Chairman of the Board of Sunstone Hotel Investors (NYSE: SHO), a lodging REIT, and previously served as Executive Chairman from March 7, 2022 until August 31, 2022 and as Interim CEO from September 2, 2021 through March 7, 2022. Mr. Pasquale served as Senior Advisor of HCP, Inc. (NYSE: HCP), an investor primarily in real estate serving the healthcare industry in the United States, from August 2017 through December 31, 2018. With the acquisition of Nationwide Health Properties (NYSE: NHP) by Ventas, Inc. (NYSE: VTR) in July 2011, Mr. Pasquale served as Senior Advisor to Ventas’s Chairman and Chief Executive Officer from July 2011 to December 2011. He served on the Ventas Board of Directors from July 2011 to May 2017. Prior to NHP’s acquisition, Mr. Pasquale served as Chairman of the Board of NHP from May 2009 to July 2011, as President and Chief Executive Officer of NHP from April 2004 to July 2011, and Executive Vice President and Chief Operating Officer of NHP from November 2003 to April 2004. Mr. Pasquale

Nominee	Principal Occupation, Business Experience, Other Directorships Held and Age
was a director of NHP from November 2003 to July 2011. Mr. Pasquale previously served in various roles (most recently Chairman and Chief Executive Officer) at ARV Assisted Living, Inc., an owner and operator of assisted living facilities, from June 1998 to September 2003 and concurrently served as President and Chief Executive Officer of Atria Senior Living Group, Inc. from April 2003 to September 2003. Mr. Pasquale also served as President and Chief Executive Officer of Richfield Hospitality Services, Inc. and Regal Hotels International-North America, a hotel ownership and management company, from 1996 to 1998, and as its Chief Financial Officer from 1994 to 1996. In addition to previously serving as Chairman of the Board of Sunstone, Mr. Pasquale serves as lead director of Alexander & Baldwin, Inc. (NYSE: ALEX), a Honolulu-headquartered real estate and agribusiness company, and as a director of Dine Brands Global, Inc. (NYSE: DIN), which franchises Applebee’s and IHOP restaurants. He is also a member of the Board of Trustees of ExplorOcean. Mr. Pasquale is a successful leader in the real estate industry with extensive experience and strong skills in management, mergers and acquisitions and strategic planning. Mr. Pasquale received his Bachelor of Science in Accounting and his Master of Business Administration with highest honors from the University of Colorado. Our board of directors has determined that Mr. Pasquale’s qualifications to serve on our board of directors include his over 20 years of experience in the real estate industry and his experience as Chairman, President and Chief Executive Officer of a NYSE-listed REIT.

RECOMMENDATION – Our board of directors unanimously recommends a vote “FOR” each named nominee.

Vote Required – Majority Vote Standard for Election of Directors

Our bylaws provide that the vote standard for election of directors is a “majority vote of the votes cast” standard in uncontested elections of directors. This means that in an uncontested election, a nominee is elected as a director if he or she receives more “for” votes than the total number of “against” votes. In an election where the number of nominees is greater than the number of directors to be elected at the meeting, the nominees will be elected by a plurality of the votes cast in the election of directors.

Under our corporate governance guidelines, any director who fails to be elected by a majority vote is required to tender his or her resignation to our board of directors, subject to acceptance. The nominating and corporate governance committee will make a recommendation to our board of directors on whether to accept or reject the resignation or whether other action should be taken. Our board of directors will then act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in our board of directors’ decision.

EXECUTIVE OFFICERS

As of the date of this proxy statement, our executive officers are as follows:

Name	Age	Position
W. Blake Baird	64	Chairman and Chief Executive Officer, Co-Founder
Michael A. Coke	57	President, Co-Founder
Jaime J. Cannon	49	Executive Vice President, Chief Financial Officer and Secretary
John T. Meyer	65	Executive Vice President, Chief Operating Officer

Messrs. Baird and Coke also serve as directors. Their biographical information can be found in the section of this proxy statement titled, “Proposal 1 – Election of Directors.” The following is a biographical summary of the experience of Messrs. Cannon and Meyer:

Jaime J. Cannon Age 49	Mr. Cannon currently serves as our Executive Vice President and Chief Financial Officer and has overseen finance and accounting since 2010. Mr. Cannon also oversees our sustainability efforts and is a member of our Environmental, Social, and Governance (ESG) Committee. From 2003 to 2010, Mr. Cannon worked at AMB Property Corporation, now Prologis, Inc. (NYSE: PLD), a leading global developer, owner, and operator of industrial real estate, in various capacities, most recently as Vice President, Treasury. From 1997 to 2003, Mr. Cannon worked at Arthur Andersen and PricewaterhouseCoopers, most recently as an Audit Manager specializing in real estate companies. Mr. Cannon received a bachelor’s degree in Business Economics from the University of California at Santa Barbara and is a former California Certified Public Accountant and a member of the University of Washington Urban Freight Lab.

John T. Meyer Age 65	Mr. Meyer joined the Company in 2010 and currently serves as our Executive Vice President and Chief Operating Officer, overseeing the Company’s acquisitions and operations. Mr. Meyer is also a member of our ESG Committee. From 1989 through 2009, Mr. Meyer worked at AMB Property Corporation, now Prologis, Inc. (NYSE: PLD) in various capacities, most recently as Senior Vice President, Director of Transactions, Southwest Region of North America. In this role, Mr. Meyer was responsible for the expansion of AMB’s portfolio in the Western United States through targeted acquisition and development of distribution and warehouse facilities. During his twenty-year tenure at AMB, he oversaw multiple areas of the company including Finance, Operations, Airport Facilities, and Customer Development. Mr. Meyer established AMB’s Airport Facilities Group which was responsible for the development and acquisition of on- airport facilities throughout the world. Mr. Meyer holds a BS degree in architecture from the University of Oklahoma, and is a member of the National Association for Industrial and Office Parks.

PROPOSAL 2 – NON-BINDING, ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

General

As required by Section 14A of the Exchange Act, our board of directors is submitting for stockholder action the resolution set forth below to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement. This is commonly known as, and is referred to in this proxy statement as, a “say-on-pay” proposal or resolution. At the 2024 annual meeting of stockholders, our stockholders voted, on a non-binding, advisory basis, for the Company to hold future, non-binding advisory votes on the compensation of our named executive officers on an annual basis. After taking into consideration this voting result and the prior recommendation of our board of directors in favor of an annual non-binding, advisory stockholder vote on the compensation of our named executive officers, the board of directors determined that it intends to continue to hold non-binding advisory votes on the compensation of our named executive officers every year until the next required advisory vote on the frequency of non-binding, advisory votes on the compensation of our named executive officers, which will occur not later than the 2029 annual meeting of stockholders.

This say-on-pay proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as a whole as described in this proxy statement.

As described in detail under the heading “Compensation Discussion and Analysis” in this proxy statement, our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Our compensation programs are designed to create incentives for our named executive officers to maximize long-term stockholder value. Under these programs, our named executive officers are rewarded for the achievement of our annual, long-term and strategic objectives and the realization of increased stockholder value. Please refer to the “Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for the year ended December 31, 2024.

Text of Resolution

“RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

RECOMMENDATION – Our board of directors unanimously recommends a vote FOR adoption of this resolution.

Vote Required; Effect of Vote

The affirmative vote of a majority of the votes cast on this proposal will be required for adoption of this resolution. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The say-on-pay resolution is advisory and therefore will not have any binding legal effect on the Company, our board of directors or the compensation committee and may not be construed as overruling a decision by the Company, our board of directors or the compensation committee or to create or imply any change to the fiduciary duties of our board of directors. Furthermore, because this non-binding, advisory resolution primarily relates to compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions.

Nevertheless, the compensation committee values the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

PROPOSAL 3 – APPROVAL OF THE TERRENO REALTY CORPORATION 2025 EQUITY

INCENTIVE PLAN

Introduction

On February 4, 2025, our board of directors adopted, subject to stockholder approval, the Terreno Realty Corporation 2025 Equity Incentive Plan, or the 2025 Plan. We are asking our stockholders to approve the 2025 Plan. The 2025 Plan will become effective if and when it is approved by our stockholders and will replace our 2019 Equity Incentive Plan, or the 2019 Plan, effective as of such date. Upon the effectiveness of the 2025 Plan, no further awards will be made under the 2019 Plan. A copy of the 2025 Plan is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

The 2025 Plan reserves a pool of shares for the compensation committee to grant in the form of equity awards to our employees and other eligible award recipients, which we intend to implement primarily in the form of shares issued in settlement of performance share awards and the grant of restricted stock awards to our named executive officers, and primarily in the form of restricted stock awards to our other employees and other eligible award recipients. The 2025 Plan is designed to ensure that we can continue to grant equity awards to our officers, employees, independent directors and other eligible award recipients at levels determined to be appropriate by the compensation committee. We believe that equity awards are a critical part of the compensation package offered to new and existing employees and are an important tool in our ability to attract and retain talented personnel and to align the interests of our executives and our stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases. This alignment of interests is demonstrated by 55% of the total compensation of our chief executive officer and our president and 43% of our other named executive officers’ total compensation consisting of performance share awards under our Long-Term Incentive Plan, which are earned based on the outperformance of our relative total stockholder return compared to that of publicly available indexes over a three-year period. Accordingly, we are seeking stockholder approval of the 2025 Plan. If the 2025 Plan is not approved by our stockholders, the 2019 Plan will continue in effect until it expires or is terminated, and we may continue to grant awards thereunder in accordance with its terms until its expiration.

The maximum number of shares of our common stock to be issued under the 2025 Plan is 2,000,000 shares, plus the number of shares remaining available for issuance under the 2019 Plan. As of March 7, 2025, approximately 258,368 shares remained available for grant under the 2019 Plan. Approving the 2025 Plan will permit us to continue using equity awards to facilitate alignment of the interests of our employees and stockholders consistent with past practice and our established compensation philosophy. We believe that the 2,000,000 additional shares being requested under the 2025 Plan is a reasonable number that will not have a substantially dilutive effect on our stockholders—these additional shares equal approximately 1.9% of our total number of shares of common stock outstanding as of March 7, 2025, and, together with the shares remaining available under the 2019 Plan as of March 7, 2025, equal approximately 2.2% of our total number of shares of common stock outstanding. Based solely on the closing price of the Company’s common stock as reported on the NYSE on March 7, 2025, the maximum aggregate market value of the additional 2,000,000 shares of common stock proposed to be reserved under the 2025 Plan is approximately $137,000,000. Our compensation committee determined the size of the share reserve under the 2025 Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and independent directors, and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. The shares of common stock to be issued by the Company under the 2025 Plan will be authorized but unissued shares of common stock.

Summary of Material Features of the 2025 Plan

The material features of the 2025 Plan are as follows:

•

The maximum number of shares of our common stock to be reserved for issuance under the 2025 Plan is 2,000,000 shares, plus the number of shares remaining available for issuance under the 2019 Plan as of March 7, 2025 (i.e., 258,368 shares).

•	Award types include restricted stock awards, performance share awards, and subject to the limitations described below, awards of fully vested stock.

•	The plan does not permit awards of stock options, stock appreciation rights, or dividend equivalent rights.

•	Any material amendment to the 2025 Plan—including any amendment to further increase the number of shares of common stock available for issuance thereunder—is subject to approval by our stockholders.

•

The shares of common stock underlying any awards under the 2025 Plan and the 2019 Plan that are forfeited, canceled, or otherwise terminated are added back to the shares of common stock available for issuance under the 2025 Plan. The following shares will not be added back to the shares authorized for issuance under the 2025 Plan: shares tendered or held back upon settlement of an award to cover a tax withholding obligation and shares repurchased by the Company on the open market.

•	The 2025 Plan does not provide for the automatic single-trigger acceleration of vesting in connection with a change in control.

•	Dividends are not paid on performance shares during the applicable performance period.

Burn Rate

The following table sets forth information regarding historical awards granted and earned for the 2022 through 2024 period, and the corresponding burn rate, which is defined as the number of shares subject to equity- based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years. Our three-year average burn rate is 0.5% — well below the ISS recommended industry standard of 1.05%.

Year	Total Shares Subject to Equity Incentive Awards (1)	Weighted Average Common Shares Outstanding	Burn Rate (% of Weighted Average Common Shares Outstanding)
2022	324,760	75,586,480	0.4%
2023	473,554	83,371,099	0.6%
2024	500,969	95,524,549	0.5%

(1)

Includes restricted stock awards. Also includes the aggregate maximum number of shares of common stock that may be issued related to performance share awards granted in 2022, 2023, and 2024 in the amount of 178,902, 328,500, and 351,204 shares, respectively. The performance measurement period for the performance share awards run for three calendar years, and the ultimate award is dependent on outperforming the total stockholder return of the MSCI U.S. REIT Index (RMS) or the FTSE Nareit Equity Industrial index over the same period.

Summary of the 2025 Plan

The following description of certain features of the 2025 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2025 Plan that is attached hereto as Appendix A.

Share Reserve. The maximum number of shares authorized for issuance under the 2025 Plan is 2,000,000 shares of common stock, plus the number of shares available for issuance under the 2019 Plan. The shares underlying any awards granted under the 2025 Plan and the 2019 Plan that are forfeited, canceled, or otherwise not payable will be added back to the shares authorized for issuance under the 2025 Plan.

Plan Administration. The 2025 Plan is administered by our compensation committee. Our compensation committee may interpret the 2025 Plan, may make all determinations necessary or desirable for the administration of the plan, and has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the vesting of any award, and to determine the specific terms and conditions of each award, subject to the provisions of the 2025 Plan.

Eligibility. All employees, independent directors, and consultants of the Company and its subsidiaries as selected from time to time by the compensation committee in its discretion are eligible to participate in the 2025 Plan. Approximately 52 individuals are currently eligible to participate in the 2025 Plan, which includes four executive officers, 43 employees who are not executive officers, and five independent directors.

Minimum Vesting Period. Awards granted under the 2025 Plan must be subject to a vesting period of at least one year, except that the compensation committee has the authority to accelerate the vesting of awards, and up to 5% of the shares authorized for issuance under the 2025 Plan may be utilized for awards of fully vested stock or other awards with a vesting period of less than one year. Awards that do not satisfy the vesting conditions are subject to our right of repurchase or forfeiture.

Award Types. The 2025 Plan permits us to make grants of restricted stock awards, performance share awards, and subject to the limitations described below, awards of fully vested stock. The 2025 Plan does not provide for awards of stock options, stock appreciation rights, restricted stock units, or dividend equivalent rights.

•

Performance share awards entitle participants to receive shares of our common stock at the end of a performance period based on the attainment of pre-established performance goals. Dividends will not be paid on performance shares during the performance period.

•	Restricted stock awards are shares of our common stock that vest in accordance with the service-vesting terms and conditions established by our compensation committee at the time of grant.

•	Awards of fully vested stock have no vesting requirements and are not subject to any risk of forfeiture. Such awards have historically been granted only to independent directors.

Transfer of Awards. Unless the compensation committee provides otherwise, the 2025 Plan does not generally allow for the transfer of awards.

Change in Control Provisions. The 2025 Plan provides that, in the event of a Corporate Transaction (as defined below), the parties thereto may cause the assumption, continuation or substitution of the awards theretofore granted. A “Corporate Transaction” under the 2025 Plan means (1) the sale of all or substantially all of our assets on a consolidated basis to an unrelated person or entity, (2) a merger, reorganization, or consolidation pursuant to which the holders of our outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (3) the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert, or (4) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. If we experience a Corporate Transaction, our compensation committee will have full authority to determine the effect, if any, on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an award. To the extent that the parties to such Corporate Transaction do not provide for the assumption, continuation, or substitution of any awards thereunder, upon the effective time of the Corporate Transaction, the 2025 Plan, and all outstanding awards granted thereunder shall terminate (after taking into account any applicable acceleration). The Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding awards under the 2025 Plan in an amount equal to the sale price multiplied by the number of vested shares of stock underlying such awards.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2025 Plan requires the compensation committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2025 Plan, to certain limits in the 2025 Plan, and to any outstanding awards to reflect stock dividends, stock splits, and similar events.

Tax Withholding. Participants in the 2025 Plan are responsible for the payment of any federal, state, and local taxes that we are required by law to withhold upon the vesting of awards. The compensation committee may require awards to be subject to mandatory share withholding up to the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting.

Amendments and Termination. The terms of the 2025 Plan provide that we may amend, suspend, or terminate the plan at any time, but stockholder approval of any such action will be obtained if required to comply with applicable law or NYSE listing standards. Further, no action may be taken that materially and adversely affects any rights under outstanding awards without the holder’s consent.

Effective Date of the 2025 Plan. The Board approved the adoption of the 2025 Plan on February 4, 2025, subject to stockholder approval. The proposed 2025 Plan will become effective on the date on which it is approved by stockholders. If the 2025 Plan is not approved by stockholders, the 2019 Plan will continue in effect until it expires or is terminated, and awards may continue be granted thereunder in accordance with its terms until its expiration.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2025 Plan. It does not describe all federal tax consequences under the 2025 Plan, nor does it describe state or local tax consequences.

Awards. The Company will generally be entitled to a tax deduction in connection with an award under the 2025 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants are typically subject to income tax and recognize such tax at the time that an award vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments,” as defined in the Code. Any such parachute payments may be non- deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the 2025 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

RECOMMENDATION – Our board of directors unanimously recommends a vote FOR the 2025 Plan.

Vote Required

The affirmative vote of a majority of the votes cast on this proposal will be required for approval.

In addition, the rules of the NYSE require that votes for the proposal must represent at least a majority of all of the votes cast on the proposal (including votes “FOR” and “AGAINST”). Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The audit committee has selected and appointed the firm of Ernst & Young LLP to act as our independent registered certified public accounting firm for 2025. Ratification of the appointment of our independent registered certified public accounting firm requires a majority of the votes cast on this proposal. Any votes not cast, whether by abstention, broker non-vote, or otherwise, will have no impact on the vote.

RECOMMENDATION: Our board of directors unanimously recommends that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP.

Although stockholder ratification of the appointment of our independent registered certified public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered certified public accounting firm at any time if it determines that such a change would be in our best interest and the best interests of our stockholders. If our stockholders do not ratify the audit committee’s selection, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered certified public accounting firm.

In choosing our independent registered certified public accounting firm, the audit committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established and any material issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the SEC rules on auditor independence, including the nature and extent of non-audit services to ensure that they will not impair the independence of any such firm.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Certified Public Accounting Firm

Aggregate fees for professional services rendered by Ernst & Young LLP, our independent certified registered public accounting firm, during the years ended December 31, 2024 and December 31, 2023 were as follows:

	2024	2023
Audit Fees	$2,509,239	$2,059,419
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$2,509,239	$2,059,419

Audit Fees

Audit fees for 2024 and 2023 were incurred for professional services in connection with the audit of our consolidated financial statements and internal control over financial reporting for the years ended December 31, 2024 and 2023, reviews of our interim consolidated financial statements, which were included in each of our quarterly reports on Form 10-Q during the years ended December 31, 2024 and 2023 and comfort letters.

Audit-Related Fees

There were no fees billed for 2024 or 2023 for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and that are not reported under “Audit Fees.”

Tax Fees

There were no fees billed for 2024 or 2023 related to tax compliance, tax advice and tax planning services rendered by Ernst & Young LLP.

All Other Fees

All other fees set forth in the table above represent fees and expenses for products and services that are not “Audit Fees”, “Audit-Related Fees” or “Tax Fees.” No such fees were paid in 2024 or 2023.

Pre-Approval Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered certified public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. These services may include audit services, audit-related services, tax services and other services. The Audit Committee approved all audit and non-audit services provided to us by our principal accountant during the 2024 and 2023 fiscal years.

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended or the Exchange Act.

In accordance with its written charter adopted by the board of directors, the audit committee’s role is to assist the board of directors in the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors and the performance of the Company’s internal audit function. The audit committee currently consists of six members, each of whom is “independent” as that term is defined by the governance standards of the NYSE and the rules and regulations of the SEC.

Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. It is the audit committee’s responsibility to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The audit committee does not consist of the Company’s employees and it may not be, and may not represent itself to be or to serve as, accountants or accountants by profession or experts in the fields of accounting or auditing. Therefore, the audit committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the Company’s independent auditors included in their report on our financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and with our independent auditors do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for the year ended December 31, 2024 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. The audit committee reviewed the financial statements for the year ended December 31, 2024 with our independent auditors and discussed with them all of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the audit committee has received the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with our independent auditors their independence from our management and from us. Upon its review, the audit committee has satisfied itself as to our independent auditors’ independence.

Based on the review and discussions with management and the independent auditors, and subject to the limitations on its role and responsibilities described above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission. The undersigned members of the audit committee have submitted this report to the Company.

Members of the Audit Committee

Irene H. Oh, Chair

Gary N. Boston

LeRoy E. Carlson

Constance von Muehlen

Douglas M. Pasquale

Dennis Polk

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion is intended to supplement the more detailed information concerning executive compensation that appears in the tables and the accompanying narrative that follows. It is also intended to provide a review of our compensation policies and programs for 2024 with respect to our chairman and chief executive officer, Mr. Baird, our president, Mr. Coke, and our executive vice presidents, Messrs. Cannon and Meyer. These officers are referred to herein as our “named executive officers.”

The compensation committee of our board of directors designs and administers our executive compensation programs. All principal elements of compensation paid to our executive officers are subject to approval by the compensation committee. The Compensation Committee Report appears on page 38 of this proxy statement.

Objectives

The principal objectives of our executive compensation programs are to:

•	align the interests of our executives and our stockholders by motivating our executives to increase stockholder value and rewarding our executives when stockholder value increases;

•	motivate our executives to manage our business to meet our near-, medium-, and long-term objectives and reward them for meeting these objectives and for exceptional performance;

•	assist in attracting and retaining talented and well-qualified executives;

•

be competitive with other industrial real estate investment trusts (specifically the members of the FTSE Nareit Equity Industrial Index which include Americold Realty Trust, Inc., EastGroup Properties, Inc., First Industrial Realty Trust, Inc., Industrial Logistics Properties Trust, Innovative Industrial Properties, Inc., Lineage, Inc., LXP Industrial Trust, Plymouth Industrial REIT, Inc., Prologis, Inc., Rexford Industrial Realty, Inc., and STAG Industrial, Inc); and

•	encourage and provide the opportunity for our executives to obtain meaningful ownership levels of our stock.

Management’s and Advisors’ Roles in Compensation Decisions

The compensation committee evaluates the performance of our chairman and chief executive officer, president and our named executive officers and determines their respective compensation based on this evaluation. Messrs. Baird and Coke make recommendations to the compensation committee for equity awards and other compensation for other employees throughout the Company, including for our other named executive officers. The compensation committee can accept or reject these recommendations at its discretion. Under its charter, the compensation committee has the authority to engage independent compensation consultants or other advisors. To date, we have not retained an independent compensation consultant.

Principal Elements of Compensation and Total Direct Compensation

We have designed our executive compensation programs to include three principal elements: base salary, annual cash incentive bonus (for our executive vice presidents), and long-term equity incentives.

•

Base Salary. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We believe that attractive base salaries can also motivate and reward executives.

•	Annual Cash Bonuses. We believe that annual cash incentive bonus payments provide meaningful incentives to our executives to attain near-term and medium-term business objectives. However,

while important, such business objectives, even if achieved, may not by themselves produce superior long-term stockholder value. Accordingly, we do not have an annual cash incentive bonus plan for Messrs. Baird and Coke, which we believe allows them to construct and evaluate our short-term objectives while more effectively thinking of longer-term stockholder value-creation. Our executive vice presidents, Messrs. Cannon and Meyer, are eligible to earn annual cash incentive bonuses based upon their individual performance, as further described below.

•

Long-Term Equity Incentives. We believe that long-term equity incentives align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases.

Each year the compensation committee identifies a group of peer companies, which are companies engaged in the industrial real estate industry or are of comparable size and scope, to benchmark executive compensation. For 2024, our primary industrial peers used in our benchmarking remained the same as in 2023. We revised the size-based peer group by increasing the number of our size-based peer companies and separating those peer companies into two categories: peers of similar equity capitalization and peers of similar enterprise value. In 2024, the compensation committee used the following peer companies in benchmarking executive compensation:

Primary Industrial Peers:

EastGroup Properties, Inc.

First Industrial Trust, Inc.

Innovative Industrial Properties, Inc.

LXP Industrial Trust

Rexford Industrial Realty, Inc.

STAG Industrial, Inc.

Equity Capitalization Based Peers:

Agree Realty Corporation

Apartment Income REIT Corp.

Brixmor Property Group Inc.

Federal Realty Investment Trust

Healthcare Realty Trust Incorporated

National Storage Affiliates Trust

NNN REIT, Inc.

Omega Healthcare Investors, Inc.

Ryman Hospitality Properties, Inc.

Vornado Realty Trust

Enterprise Value Based Peers:

Douglas Emmett, Inc.

EPR Properties

Essential Properties Realty Trust, Inc.

Global Net Lease, Inc.

Kite Realty Group Trust

OUTFRONT Media Inc.

Park Hotels & Resorts Inc.

Phillips Edison & Company, Inc.

Service Properties Trust

Uniti Group Inc.

Base Salaries. In order to attract and retain the most talented and experienced executives in our industry, we set the base salaries of executive officers at levels that are competitive with our peer companies that compete with us for executive talent. Base salaries are established in part based on the individual experience, skills, and expected contributions during the coming year and the executive’s performance during the prior year.

Increases in base salary are left to the discretion of the compensation committee. Effective August 16, 2024, the compensation committee increased the base salaries of each of Messrs. Cannon and Meyer from $400,000 to $420,000 to more closely align with similarly positioned and tenured executives at our peer companies and in the market generally. During 2024, no changes were made to Mr. Baird’s or Mr. Coke’s base salary.

Annual Cash Incentive Bonus. In order to more fully align compensation with long-term stockholder value creation as stated above, and to increase the overall equity component in their pay mix, we do not have, nor are we currently planning to adopt, an annual cash incentive bonus plan for Messrs. Baird or Coke, although we reserve our right to do so in the future. At the end of each calendar year, our President and CEO, review the performance and provide a discretionary recommendation to the compensation committee pertaining to the compensation of our executive vice presidents, Messrs. Cannon and Meyer, who received an annual cash incentive bonus primarily based upon the achievement of individual performance objectives, which, for 2024, included capital deployment, ESG initiatives, operational targets and raising equity capital (all in accordance with the Company’s annual business plan) and long-term strategic goals.

Time-Vesting Restricted Stock Awards. We believe that providing our executives with equity incentives will create longer-term alignment with stockholders and further the Company’s objective of meaningful equity ownership in the Company among the Company’s executives, while providing a meaningful retention incentive. As such, our executives are eligible to receive grants of restricted stock under our 2019 Equity Incentive Plan. On August 6, 2024, the compensation committee granted 24,228 shares of restricted stock with a grant date fair value of $1,600,017 (based on the closing trading price of $66.04 on such date) to each of Messrs. Baird and Coke and 11,357 shares of restricted stock with a grant date fair value of $750,016 (based on the closing trading price of $66.04 on such date) to each of Messrs. Cannon and Meyer, in each case in recognition of their cumulative accomplishments and progress on our long-term strategic plan adopted in 2020, to provide competitive compensation with our peer companies, and to retain our key executives and align their long-term interests with those of our stockholders. The shares of restricted stock vest with respect to 100% of the shares on the fifth anniversary of the date of grant, subject to the executive’s continued employment with the Company or its subsidiaries through the vesting date. Realized value for such awards increases or decreases based on the increase or decrease in the value of our common stock over the vesting period, further aligning the incentive with stockholder value creation.

Long-Term Incentive Plan. In order to directly align the long-term incentive compensation of our executives with the achievement of superior total returns for our stockholders, and to provide executives with the potential to earn equity awards subject to the long-term performance of our common stock, the compensation committee administers the Company’s Long-Term Incentive Plan, or the Long-Term Incentive Plan. Under the Long-Term Incentive Plan, our executives are granted performance share awards. The targets for the performance share awards are expressed as number of shares of common stock, and the actual award earned is settled in a number of shares of common stock. The actual award that each executive will earn depends on the achievement of the applicable performance criteria over the performance measurement period, as specified below. Generally, performance measurement periods under the Long-Term Incentive Plan run for three calendar years and begin on January 1 of the grant year. These performance-based awards are variable incentive, at-risk awards. The performance goals to achieve any payout are high-reach and formulaic rather than qualitative. No dividends are paid to our executives in respect of these awards during the performance measurement periods.

The actual number of shares of common stock earned under our Long-Term Incentive Plan for any performance measurement period is determined by our success in attaining or exceeding performance goals linked to each of the following two metrics during the performance measurement period:

•

50% of the determination of the number of shares subject to the award will be earned based on our total stockholder return for the performance measurement period, measured at the end of the period compared to the total stockholder return for the same period of the MSCI U.S. REIT Index (RMS); and

•

50% of the determination of the number of shares subject to the award will be earned based on our total stockholder return for the performance measurement period, measured at the end of the period compared to the total stockholder return for the same period of the FTSE Nareit Equity Industrial Index.

The two main performance goals were established to focus our named executive officers on generating superior total stockholder return over time. Our compensation committee believes that achievement of the “target” level of performance of the two main performance goals, i.e., exceeding both applicable indices will require significant effort and substantial progress toward the goals of our strategic plan. If one of the performance goals is achieved at target level, each participating executive will receive an award equal to 50% of their target award attributable to such performance goal for the performance period, with no payout made with respect to the performance goal that did not achieve target level for the performance period. If we achieve the target level for both performance goals, each participating executive will receive an award equal to 100% of their total target award for the performance period and if we do not achieve the target level for both performance goals, no awards will be earned for the performance period. To the extent that our performance exceeds either performance goal by at least 100 basis points per year, each participating executive will receive an award equal to 150% of their target award and, if our performance exceeds both performance goals by at least 100 basis points per year, each participating executive will receive an award equal to 300% of their total target award. If our total stockholder return for the performance measurement period exceeds the compound, annualized percentage return of one of the applicable indices for such period but the excess is less than 100 basis points per annum, the size of awards earned by participants with respect to such index will be determined by linear interpolation. By way of illustration only, if our total stockholder return is 50 basis points per annum in excess of the applicable index, participants will receive an award equal to 150% of the target award attributable to such index. We believe achieving this maximum payout is difficult. In the event that our total stockholder return is negative for any performance period, even if we have outperformed the applicable indices, any incentive compensation earned for that performance period will be reduced by 50%, further aligning pay with stockholder returns.

The total stockholder return of Terreno Realty Corporation, the FTSE Nareit Equity Industrial Index, and the MSCI U.S. REIT Index (RMS) are listed below. Our compensation committee determined, based on the methodology described above, that the awards associated with the performance measurement periods specified below were earned as follows:

Performance Measurement Period	Total Stockholder Return
	Terreno Realty Corporation	FTSE Nareit Equity Industrial Index	MSCI U.S. REIT Index (RMS)	Award Earned by Each of CEO and President ($)	Award Earned by Each Executive Vice President ($) (1)
February 16, 2010 – December 31, 2012	(18.4)%	45.3%	75.7%	—	N/A
January 1, 2011 – December 31, 2013	5.5%	21.2%	32.6%	—	N/A
January 1, 2012 – December 31, 2014	49.3%	72.5%	59.4%	—	N/A
January 1, 2013 – December 31, 2015	61.7%	33.9%	37.2%	1,500,000	N/A
January 1, 2014 – December 31, 2016	74.5%	60.3%	43.1%	1,650,000	750,000
January 1, 2015 – December 31, 2017	84.2%	60.8%	15.7%	2,250,000	780,000
January 1, 2016 – December 31, 2018	68.7%	55.9%	10.1%	2,250,000	780,000
January 1, 2017 – December 31, 2019	100.6%	75.0%	26.0%	2,295,000	900,000
January 1, 2018 – December 31, 2020	72.6%	60.6%	10.2%	2,355,000	924,000
January 1, 2019 – December 31, 2021(2)	146.0%	160.7%	61.6%	3,667,641	1,742,219
January 1, 2020 – December 31, 2022(2)	12.8%	31.4%	1.3%	1,902,643	792,825
January 1, 2021 – December 31, 2023(2)	17.8%	39.5%	23.8%	—	—
January 1, 2022 – December 31, 2024 (2)(3)	(21.7)%	(28.4)%	(4.6)%	857,116	348,216

(1)	Messrs. Cannon and Meyer became eligible to receive equity awards under our Long-Term Incentive Plan commencing with the three-year measurement period of January 1, 2014, to December 31, 2016.
(2)

Represents the dollar value of the aggregate awards earned by the executive calculated using the closing price per share of common stock on the last trading day of the preceding year. Target award sizes granted prior to 2019 were denominated in dollars, as opposed to shares.

(3)

For the performance measurement period from January 1, 2022, to December 31, 2024, Terreno Realty Corporation’s total shareholder return was negative, and the awards earned by each executive in respect of outperforming the FTSE Nareit Equity Industrial Index were reduced by 50%. Our compensation committee granted the following aggregate target and maximum awards expressed as a number of shares of common stock under the Long-Term Incentive Plan in 2022, 2023, and 2024 for the following performance periods. The target number of shares of common stock was determined using a target dollar value and converting such dollar value to shares using the 10-day weighted average stock price of Terreno Realty Corporation as of the last trading day of the preceding year. The aggregate targets are as follows:

	January 1, 2023 – December 31, 2025 Performance Measurement Period			January 1, 2024 – December 31, 2026 Performance Measurement Period			January 1, 2025 – December 31, 2027 Performance Measurement Period
	Aggregate Target Awards ($) on Date of Grant	Aggregate Target Awards (# of Shares)	Aggregate Maximum Awards (# of Shares)	Aggregate Target Awards ($) on Date of Grant	Aggregate Target Awards (# of Shares)	Aggregate Maximum Awards (# of Shares)	Aggregate Target Awards ($) on Date of Grant	Aggregate Target Awards (# of Shares)	Aggregate Maximum Awards (# of Shares)
W. Blake Baird	2,000,000	34,938	104,814	2,300,000	36,632	109,896	2,400,000	40,830	122,490
Michael A. Coke	2,000,000	34,938	104,814	2,300,000	36,632	109,896	2,400,000	40,830	122,490
Jaime J. Cannon	800,000	13,976	41,928	950,000	15,132	45,396	1,000,000	17,014	51,042
John T. Meyer	800,000	13,976	41,928	950,000	15,132	45,396	1,000,000	17,014	51,042

At-Risk Compensation. For 2024, approximately 85% of Messrs. Baird and Coke’s direct compensation was at-risk equity, of which approximately 55% was variable incentive equity based solely on three-year total stockholder return outperformance under the Long-Term Incentive Plan, and approximately 30% was variable incentive equity based on changes in stock price during the restricted stock vesting period.

Other Elements of Compensation

Retirement Benefits. We maintain a 401(k) retirement plan in which all employees are eligible to participate on the same terms. Under the 401(k) retirement plan, we make contributions of up to 3% of the participant’s annual compensation. Our contributions are 100% vested when made and are subject to applicable IRS limits and regulations.

Deferred Compensation Plan. On November 6, 2019, we adopted the Terreno Realty Corporation Deferred Compensation Plan, or the Deferred Compensation Plan, for the benefit of our officers, independent directors, and other key employees in which participants may elect to defer cash compensation and equity awards. The amounts deferred are not included in the executive’s current taxable income and, therefore, are not currently deductible by us. See “Nonqualified Deferred Compensation” for more information.

Severance Agreements. We are party to a severance agreement with each of Messrs. Baird, Coke, Cannon, and Meyer. A summary of these severance agreements appears in the section of this proxy statement titled, “Payments Upon Termination of Employment and Change of Control.” These agreements provide for various payments and benefits to the executive if his employment with us is terminated in certain circumstances. The circumstances in which payments may be made, and the potential amounts of those payments, are described in more detail below. These agreements are intended to ensure the ongoing commitment and continued attention and dedication of these executive officers to their assigned duties and to the best interest of our stockholders in the event of a change in control or other potential termination events.

Other Compensation Practices and Policies

Equity Award Grant Practices. The compensation committee generally grants annual equity awards to our named executive officers during the first quarter of each year for performance share awards and during the third quarter of each year for restricted stock awards. Restricted stock awards granted to our non-executive employees are typically made during the first quarter of each year. In 2023, 2024, and 2025, awards were granted to our non-executive employees at the compensation committee’s regularly scheduled meetings in February. The grant date of those awards is the date of the meeting, which date is set during the prior year without regard to then-current or -anticipated stock price levels or the release of material non-public information.

The compensation committee may also grant equity awards during the course of the year. These grants are primarily for new hires, in connection with promotions to retain valued employees, and to reward exceptional performance. Generally, these grants are subject to performance- or time-based vesting, and awards are issued on the date of compensation committee approval or upon a date certain following the grant approval date, such as the date on which a new hire commences his or her employment with the Company.

Section 162(m). Section 162(m) of the Code limits the deductibility on our tax return of compensation exceeding $1 million to each of the chief executive officer and certain other highly compensated executive officers.

We believe that, because we intend to maintain our qualification as a REIT under the Code and pay distributions sufficient to minimize federal income taxes, the payment of compensation that is non-deductible due to the application of Section 162(m) will generally not affect our net income. To the extent that compensation does not qualify for a deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the compensation committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m).

Non-Binding Advisory Vote on Executive Compensation. In determining executive compensation for 2024, the compensation committee also considered the results of the non-binding, advisory vote on the compensation of our named executive officers at our 2024 and 2023 annual meetings of stockholders. Approximately 98% and 93%, respectively, of the votes cast were cast in support of our compensation decisions and policies at our 2024 and 2023 annual meetings of stockholders. The compensation committee considered stockholder support reflected by these results and determined to use the same approach and philosophy in 2024 as we used in 2023 in determining executive compensation.

Risk Considerations in our Compensation Programs.
The compensation committee has reviewed our compensation structures and policies as they pertain to risk and has determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.
Policy Concerning Insider Trading, Hedging and Pledging Transactions
Our Board amended our insider trading policy in February 202
5
. Our policy prohibits our officers, directors, and employees, and their affiliated persons (including family members, trusts, persons who execute trades on the individual’s behalf, etc.), or Insiders, from engaging in transactions of a speculative nature involving our securities during the term of such Insider’s service to the Company and until any material nonpublic information by such Insider has become public or is no longer material. Our policy restricts the trades of Insiders to four trading windows, typically consisting of the period beginning after the market closes on the first full trading day following the Company’s issuance of a press release announcing its quarterly or annual earnings and ending at the close of business on the 15 th
day before the end of the then-current quarter. Insiders may be allowed to trade outside of a trading window only pursuant to a pre-approved
Rule
10b5-1
Plan or if granted a waiver by the Company. In certain circumstances, the Company’s compliance officer may designate a “special closed window” during what would otherwise be a permitted window. Our policy also prohibits short sales and other hedging transactions and also generally prohibits transactions involving derivative securities, such as options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of our equity securities. Insiders are not allowed to give trading advice based on, or to disclose, nonpublic information about the Company. Our policy prohibits all Insiders from margining our securities, holding our securities in a margin account or pledging our securities as collateral for a loan unless such pledge is pre-approved
by our audit committee. There have been no such approvals of any pledges to date. Further, our Code of Business Conduct and Ethics prohibits trading in the common stock, preferred stock or any derivative security of any member company of the FTSE Nareit Equity Industrial Index, and addresses our commitment to full compliance with the laws and regulations of the United States and in the states, counties, cities and other jurisdictions in which we conduct our business.
We believe our Insider Trading Policy and Code of Business Conduct and Ethics are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable NYSE listing standards. The full text of our Insider Trading Policy is attached as an exhibit to our Annual Report on Form
10-K
filed with the SEC.
Clawback Policy
Our compensation recovery policy requires recovery from executive officers and other individuals as determined by our board of directors or compensation committee of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the clawback policy and in the three-year fiscal period preceding the date on which the Company was required to prepare the restatement that exceeds the amount that would have been received had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered person’s role in the financial reporting process. Notwithstanding the foregoing, we are not required to recoup such excess compensation if recovery would be impractical and either (i) the third-party costs associated with recovery would exceed the amount to be recovered, or (ii) recovery would cause a tax-qualified
plan to fail to remain
tax-qualified.
We believe our Compensation Recovery Policy complies with Rule
10D-1
under the Exchange Act, adopted by the SEC in October 2022, and the full text of our Compensation Recovery Policy is attached as an exhibit to our Annual Report on Form
10-K.

COMPENSATION COMMITTEE REPORT

The undersigned members of the compensation committee of the board of directors of Terreno Realty Corporation submit this report in connection with our review of the Compensation Discussion and Analysis section of this proxy statement for the year ended December 31, 2024.

We have reviewed the Compensation Discussion and Analysis, and have discussed it with management. Based on the reviews and discussions referred to above, we recommended to the board of directors that the Compensation Discussion and Analysis section of this proxy statement be included in this proxy statement.

Members of the Compensation Committee

Dennis Polk, Chair

Gary N. Boston

LeRoy E. Carlson

Irene H. Oh

Constance von Muehlen

Douglas M. Pasquale

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or awarded to each of our named executive officers for 2024, 2023, and 2022. For a more thorough discussion of our executive compensation programs, see “Compensation Discussion and Analysis,” which begins on page 30 of this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
W. Blake Baird Chairman and Chief Executive Officer, Co-Founder	2024 2023 2022	800,000 800,000 800,000	— —	4,497,975 4,236,901 3,620,541	10,350 9,900 9,150	5,308,325 5,046,801 4,429,691
Michael A. Coke President, Co-Founder	2024 2023 2022	800,000 800,000 800,000	— — —	4,497,975 4,236,901 3,620,541	10,350 9,900 9,150	5,308,325 5,046,801 4,429,691
Jaime J. Cannon Executive Vice President and Chief Financial Officer	2024 2023 2022	407,500 400,000 367,500	450,000 375,000 400,000	1,947,109 1,745,496 1,539,561	10,350 9,900 9,150	2,814,959 2,530,396 2,316,211
John T. Meyer Executive Vice President and Chief Operating Officer	2024 2023 2022	407,500 400,000 367,500	450,000 375,000 400,000	1,947,109 1,745,496 1,539,561	10,350 9,900 9,150	2,814,959 2,530,396 2,316,211

(1)

We do not have, nor are we currently planning to adopt, an annual cash incentive bonus plan for Messrs. Baird and Coke although we reserve our right to do so in the future. For Messrs. Cannon and Meyer, the amounts reported reflect annual cash incentive bonuses earned in the applicable year. For a further discussion of the annual cash incentive bonuses with respect to Messrs. Cannon and Meyer, see “Annual Cash Incentive Bonus” under “Compensation Discussion and Analysis – Principal Elements of Compensation and Total Direct Compensation” in this proxy statement.

(2)

Includes aggregate awards granted by our compensation committee in 2024 under our Long-Term Incentive Plan for the performance period from January 1, 2024, to December 31, 2026, with a grant date fair value, computed in accordance with FASB ASC Topic 718, of $2,897,958 for each of Messrs. Baird and Coke, and $1,197,093 for each of Messrs. Cannon and Meyer, in each case determined based on the probable outcome of the award. Refer to note 2 to our consolidated financial statements in our annual report on Form 10-K for the 2024 fiscal year for a discussion of the relevant assumptions used in calculating the value. The amount reflected was not actually received by the executive in 2024 and does not necessarily represent the amount that will actually be realized by the executive under the Long-Term Incentive Plan award. The amount actually earned under the Long-Term Incentive Plan award, if any, will not be earned until the end of the performance measurement period. For each of Messrs. Baird and Coke, the target award is 36,632 shares and the maximum award is 109,896 shares. For each of Messrs. Cannon and Meyer, the target award is 15,132 shares, and the maximum award is 45,396 shares.

Also includes an award of 24,228 shares of restricted stock granted to each of Messrs. Baird and Coke on August 6, 2024, under our 2019 Equity Incentive Plan with a grant date fair value, computed in accordance with FASB ASC Topic 718, of $1,600,017, and an award of 11,357 shares of restricted stock granted to each of Messrs. Cannon and Meyer on August 6, 2024, under our 2019 Equity Incentive Plan with a grant date fair value, computed in accordance with FASB ASC Topic 718, of $750,016. These shares of restricted stock vest with respect to 100% of the shares on the fifth anniversary of the grant date, subject to the executive’s continued employment with the Company or its subsidiaries through the vesting date. This amount reflects the grant date fair value and may not correspond to the actual value that will be realized by the executive. Refer to notes 2 and 10 to our consolidated financial statements in our annual report on Form 10-K for the 2024 fiscal year for a discussion of the relevant assumptions used in calculating the value. For a further description of the award, see the “Outstanding Equity Awards at Fiscal Year End” table below.

(3)	Represents the amount of our contributions to the executive’s 401(k) plan account.

GRANTS OF PLAN-BASED AWARDS

The table below contains information regarding each grant of a plan-based award made to each of our named executive officers during 2024.

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold (#)(3)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock Awards ($)
W. Blake Baird	1/8/2024	18,316	36,632	109,896		2,897,958
	8/6/2024				24,228	1,600,017
Michael A. Coke	1/8/2024	18,316	36,632	109,896		2,897,958
	8/6/2024				24,228	1,600,017
Jaime J. Cannon	1/8/2024	7,566	15,132	45,396		1,197,093
	8/6/2024				11,357	750,016
John T. Meyer	1/8/2024	7,566	15,132	45,396		1,197,093
	8/6/2024				11,357	750,016

(1)

Amounts presented represent potential future payouts under our Long-Term Incentive Plan awards granted by our compensation committee on January 8, 2024, for the performance measurement period from January 1, 2024, to December 31, 2026. The size of the actual awards, if any, will depend on our achievement of specified performance metrics during and through the end of the performance period.

(2)

Represents shares of restricted stock that were granted on August 6, 2024. These shares of restricted stock vest with respect to 100% of the shares on the fifth anniversary of the grant date, subject to the executive’s continued employment with the Company or its subsidiaries through the vesting date.

(3)

Threshold represents the performance level of what must be achieved before any Long-Term Incentive Plan awards are earned. The threshold is met when our total shareholder return outperforms one, but not both, of the two target indexes. If the threshold is met and our total stockholder return is negative, 50% of the threshold amount will be delivered. The award agreements provide that no Long-Term Incentive Plan awards will be earned unless the specified level of performance is achieved.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table below contains information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2024.

	Stock Awards
Name	Grant Date	Number of Shares that Have Not Vested (1)	Market Value of Shares that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)
W. Blake Baird	8/4/2020	16,440	972,262
	8/3/2021	14,663	867,170
	8/2/2022	28,944	1,711,748
	8/1/2023	25,489	1,507,419
	8/6/2024	24,228	1,432,844
	1/7/2022			14,493 (3)	857,116 (4)
	1/6/2023			34,938 (5)	2,066,233 (6)
	1/8/2024			36,632 (5)	2,166,416 (6)
Michael A. Coke	8/4/2020	16,440	972,262
	8/3/2021	14,663	867,170
	8/2/2022	28,944	1,711,748
	8/1/2023	25,489	1,507,419
	8/6/2024	24,228	1,432,844
	1/7/2022			14,493 (3)	857,116 (4)
	1/6/2023			34,938 (5)	2,066,233 (6)
	1/8/2024			36,632 (5)	2,166,416 (6)
Jaime J. Cannon	8/4/2020	8,220	486,131
	8/3/2021	7,332	433,614
	8/2/2022	12,864	760,777
	8/1/2023	11,046	653,260
	8/6/2024	11,357	671,653
	1/7/2022			5,888 (3)	348,216 (4)
	1/6/2023			13,976 (5)	826,541 (6)
	1/8/2024			15,132 (5)	894,906 (6)
John T. Meyer	8/4/2020	8,220	486,131
	8/3/2021	7,332	433,614
	8/2/2022	12,864	760,777
	8/1/2023	11,046	653,260
	8/6/2024	11,357	671,653
	1/7/2022			5,888 (3)	348,216 (4)
	1/6/2023			13,976 (5)	826,541 (6)
	1/8/2024			15,132 (5)	894,906 (6)

(1)

Represents unvested shares of restricted stock that were granted to the executive and vest in full on the fifth anniversary of the grant date, subject to the executive’s continued employment with the Company or its subsidiaries through the vesting date.

(2)	Represents fair value of the underlying shares of common stock, calculated based on the closing price per share of our common stock on the last trading day of 2024 (December 30, 2024) of $59.14.

(3)

Represents the number of shares deemed earned by the executive by the compensation committee on January 8, 2025, under the Long-Term Incentive Plan with respect to the performance period that ended on December 31, 2024. The awards were paid out in shares of common stock on January 8, 2025.

(4)	Represents the fair value of the earned award, calculated based on the closing price per share of our common stock on the last trading day of 2024 (December 30, 2024) of $59.14.
(5)

Represents the number of shares that would be earned by the executive under our Long-Term Incentive Plan at the end of the applicable three-year performance measurement period (ending either on December 31, 2025, or December 31, 2026), assuming the target performance measurements have been met at the end of such performance measurement period. The size of the actual award, if any, will depend on our achievement of specified performance metrics during and through the end of such performance period. Actual awards, if earned, will be paid out in shares of common stock in early 2026 or 2027, respectively.

(6)

Represents the estimated dollar amount of the target award, calculated based on the closing price per share of common stock on the last day trading day of 2024 (December 30, 2024) of $59.14. No shares of common stock have been issued to date pursuant to this award.

STOCK VESTED TABLE

The following table sets forth the number of shares of common stock that vested, and the aggregate dollar value realized as a result of the vesting of restricted stock during fiscal year 2024 with respect to our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($) (1)
W. Blake Baird	20,325	1,385,086
Michael A. Coke	20,325	1,385,086
Jaime J. Cannon	10,118	692,577
John T. Meyer	10,118	692,577

(1)	The value realized upon vesting was determined by multiplying the number of shares that vested by the price per share of our common stock at the time of vesting.

NONQUALIFIED DEFERRED COMPENSATION

Under the Deferred Compensation Plan, we allow a select group of management to defer receiving certain cash and equity-based compensation. Participants in the Deferred Compensation Plan who are employees may defer all or a portion of their annual base salaries and their annual cash bonuses. Employee participants may defer all or a portion of any performance share awards that they receive under our Long-Term Incentive Plan and 2019 Equity Incentive Plan, subject to certain restrictions. Dividends paid, if any, on deferred equity awards will also be deferred under the Deferred Compensation Plan. Any amounts deferred are not included in the executive’s current taxable income and, therefore, are not currently deductible by us until paid. The Company has established a “rabbi trust,” or Rabbi Trust, that is overseen by an independent trustee to match its liabilities to the participants under the Deferred Compensation Plan with equivalent assets and thereby limit market risk. The trustee of the Rabbi Trust makes investments of the deferred cash amounts to closely track the investments chosen by the participant.

Generally, distributions under the Deferred Compensation Plan will be paid, in the form of payment designated by the participant, upon separation from service for any reason including death and retirement (or six months thereafter, in the case of any participant who is a “specified employee” within the meaning of Code

Section 409A). Distributions may be paid either (i) as a lump sum payment or (ii) in annual installments over a five-year or ten-year period. Participants designate their form of payment at the time of their initial deferral election and may not modify the form of payment designated in such election.

The following table shows activity under the Deferred Compensation Plan during the year ended December 31, 2024.

	Executive Contributions in 2024 ($)		Aggregate Earnings (Loss) in 2024 ($) (2)	Aggregate Distributions in 2024 ($)	Aggregate Balance at 12/31/2024 ($) (3)
W. Blake Baird	—	(1)	(203,534)	—	10,423,893
Michael A. Coke	—	(1)	(115,300)	—	10,584,555
Jaime J. Cannon	—	(1)	(69,035)	—	4,403,953
John T. Meyer	—	(1)	(83,888)	—	4,378,549

(1)	No deferral contributions were made by the executives during 2024.
(2)

Aggregate earnings in 2024 represent the income and net unrealized gain or loss reported by the trustee of the Deferred Compensation Plan due to stock price appreciation of deferred shares and dividends credited to such shares. None of the earnings set forth in this column are considered above-market or preferential as determined under SEC rules; therefore, none of such amounts are reflected in the “Summary Compensation Table.”

(3)

The balances shown represent compensation already reported in the “Summary Compensation Table” in the proxy statement in recent years, except for any earnings that were not above-market or preferential as determined under SEC rules.

PAYMENTS UPON TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL

Severance agreements that we have entered into with our named executive officers require us to make certain payments and provide certain benefits to them in the event of a termination of their employment under certain circumstances, including following a change of control of our company. This section provides a discussion of those payments and benefits, along with certain other terms of those agreements.

Severance Agreements. We have entered into severance agreements with Messrs. Baird and Coke. Under the severance agreements, in the event we terminate the named executive officer’s employment without “cause” or the executive resigns for “good reason” (as each term is defined in the executive’s respective severance agreement), the executive will be entitled to receive, subject to the executive’s execution of a general release of claims, a cash severance payment that is equal to the sum of (i) the executive’s then-current annual base salary and (ii) the target value of his outstanding awards under the Long-Term Incentive Plan with a performance measurement period that has not ended as of the executive’s date of termination, and all of the executive’s time-based restricted stock awards will fully vest. If such termination occurs within 12 months following a “change in control” (as defined in the respective severance agreement) of the Company, the cash severance payment that the executive will be entitled to receive is equal to two times the sum of (i) the executive’s then-current annual base salary and (ii) the greater of the target value and the calculated value as of the date upon which the change in control occurred of his outstanding awards under the Long-Term Incentive Plan with a performance measurement period that had not ended as of the change in control, with the change in control date being deemed the last day of the performance measurement period. In the case of such a change in control, the calculated value of each such outstanding award under the Long-Term Incentive Plan will be determined, if applicable, using a closing stock price (as defined under the Long-Term Incentive Plan) that is equal to the fair market value, as determined by the compensation committee, of the total consideration paid or payable for one share of our common stock in the transaction resulting in the change in control. In addition, if we terminate the executive’s employment without “cause” or the executive resigns for “good reason,” the executive will be eligible to continue to participate, subject to his copayment of premium amounts at the active-employee rate, in the Company’s group health, dental, and vision programs for a period of 18 months following his termination.

We also have severance agreements with Messrs. Cannon and Meyer, that provide that, in the event we terminate the named executive officer’s employment without “cause” or the executive resigns for “good reason” (as each term is defined in the executive’s respective severance agreement), the executive will be entitled to receive, subject to the executive’s execution of a general release of claims, a cash severance payment equal to the sum of (i) the executive’s then-current annual base salary and (ii) the target value of his outstanding awards under the Long-Term Incentive Plan with a performance measurement period that has not ended as of the executive’s date of termination, and all of the executive’s time-based restricted stock awards will fully vest. If such termination occurs within 12 months following a “change in control” (as defined in the respective severance agreement) of the Company, the cash severance payment that the executive will be entitled to receive is equal to one times, the sum of (i) the executive’s then-current annual base salary and (ii) the greater of the target value and the calculated value as of the date upon which the change in control occurred of his outstanding awards under the Long-Term Incentive Plan with a performance measurement period that had not ended as of the change in control, with the change in control date being deemed the last day of the performance measurement period. In the case of such a change in control, the calculated value of each such outstanding award under the Long-Term Incentive Plan will be determined, if applicable, using a closing stock price (as defined under the Long-Term Incentive Plan) that is equal to the fair market value, as determined by the compensation committee, of the total consideration paid or payable for one share of our common stock in the transaction resulting in the change in control. In addition, if we terminate the executive’s employment without “cause” or the executive resigns for “good reason,” the executive will be eligible to continue to participate, subject to his copayment of premium amounts at the active-employee rate, in the Company’s group health, dental, and vision programs for a period of 18 months following his termination.

The severance agreements with each of our named executive officers also provide that if the executive’s employment is terminated on account of his death or disability, he (or his estate in the case of death) is entitled to receive a cash payment equal to the sum of the target value of each of his outstanding awards under the Company’s Long-Term Incentive Plan with a performance measurement period that has not ended as of the executive’s date of termination, subject to the executive’s execution of a general release of claims in the case of a termination due to disability.

Additionally, each named executive officer has agreed not to solicit our employees to leave their employment with us or to solicit any customer or supplier to terminate or otherwise modify adversely its business relationship with us, in each case during his term of employment and for 12 months after the termination of his employment for any reason.

No payments will be made to compensate any named executive officer for additional taxes, if any, imposed under Section 4999 of the Code for receipt of excess parachute payments.

The following table sets forth the amounts that would have been realized by our named executive officers (i) upon death or disability, (ii) in the event of a termination by us without “cause” or by the executive for “good reason” other than in connection with a “change in control,” and (iii) in the event of a termination by us without “cause” or by the executive for “good reason” within 12 months after a “change in control,” in each case, occurring as of December 31, 2024.

Cost of Termination Under Severance Agreements

As of December 31, 2024

Type of Termination	Components of Severance	W. Blake Baird	Michael A. Coke	Jaime J. Cannon	John T. Meyer
Termination Upon Death or Disability	Cash Severance ($)	—	—	450,000	450,000
	Continued Medical Benefits ($)	—	—	—	—
	Accelerated Vesting of Restricted Stock ($) (3)	6,491,443	6,491,443	3,005,436	3,005,436
	Long-Term Incentive Plan Cash Payment ($) (4)	5,375,471	5,375,471	2,185,696	2,185,696
	Total Payments ($)	11,866,914	11,866,914	5,641,132	5,641,132
Termination by Company Without Cause (1) or by Company with Good Reason (2)	Cash Severance ($) (5)	800,000	800,000	870,000	870,000
	Continued Medical Benefits ($) (6)	74,549	98,345	85,422	102,705
	Accelerated Vesting of Restricted Stock ($) (3)	6,491,443	6,491,443	3,005,436	3,005,436
	Long-Term Incentive Plan Cash Payment ($) (4)	5,375,471	5,375,471	2,185,696	2,185,696
	Total Payments ($)	12,741,463	12,765,259	6,146,554	6,163,837
Termination by Company Without Cause or by Executive with Good Reason within 12 months following a Change in Control	Cash Severance ($) (7)	1,600,000	1,600,000	870,000	870,000
	Continued Medical Benefits ($) (6)	74,549	98,345	85,422	102,705
	Accelerated Vesting of Restricted Stock (3)	6,491,443	6,491,443	3,005,436	3,005,436
	Long-Term Incentive Plan Cash Payment (8)	12,817,176	12,817,176	2,598,966	2,598,966
	Total Payments ($)	20,983,168	21,006,964	6,559,824	6,577,108

(1)

Pursuant to the severance agreements “cause” means: (i) conduct by the executive constituting a material act of misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company or any of our subsidiaries or affiliates other than the occasional customary de minimis use of Company property for personal purposes; (ii) the commission by the executive of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct by the executive that would reasonably be expected to result in material injury or reputational harm to us if he were retained in his position; (iii) continued non-performance by the executive of his duties (other than by reason of the executive’s physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from our board of directors; (iv) a breach by the executive of any of his confidentiality or non-solicitation obligations under his severance agreement; (v) a material violation by the executive of our written employment policies, or (vi) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

(2)

Pursuant to the severance agreements “good reason” means that the executive has complied with the good reason process following the occurrence of any of the following events: (i) a material diminution in the executive’s responsibilities, authority or duties; (ii) a material diminution in the executive’s base salary except for across-the-board salary reductions based on our financial performance similarly affecting all or substantially all senior management employees of the Company; (iii) a material change in the geographic location at which the executive provides services to the Company; or (iv) our material breach of the severance agreement. Good reason process means that (i) the executive reasonably determines in good faith that a good reason condition has occurred; (ii) the executive notifies us in writing of the first occurrence of the good reason condition within 60 days of the first occurrence of such condition; (iii) the executive cooperates in good faith with our efforts, for a cure period not less than 30 days following such notice, to remedy the condition; (iv) notwithstanding such efforts, the good reason condition continues to exist; and (v) the executive terminates his employment within 60 days after the end of the cure period. If we cure the good reason condition during the cure period, good reason will not be deemed to have occurred.

(3)

Represents the value of the acceleration of the executive’s unvested shares of restricted stock owned by the executive as of December 31, 2024, calculated by multiplying the number of unvested shares by $59.14, closing price per share of common stock on the last day of trading of 2024 (December 30, 2024).

(4)	Represents the target dollar value of the executive’s outstanding awards under our Long-Term Incentive Plan as of December 31, 2024.
(5)	Represents one times the executive’s then-current annual base salary.
(6)

Represents 18 months of the Company’s payments to allow the executive to continue to participate in the Company’s group health, dental, and vision programs, subject to his copayment of premium amounts at the active-employee rate.

(7)	Represents two times, for Messrs. Baird and Coke, and one times, for Messrs. Cannon and Meyer, the executive’s then-current annual base salary.
(8)

Represents two times, for Messrs. Baird and Coke, and one times, for Messrs. Cannon and Meyer, the greater of the target and calculated dollar value of the executive’s outstanding awards under our Long-Term Incentive Plan as of December 31, 2024. The amount included is the calculated dollar value, as it was greater than the target dollar value.

PAY RATIO DISCLOSURE

The information presented below is the ratio of the annual total compensation of our principal executive officer, or PEO to the annual compensation of our median employee (excluding our PEO). In light of the fact that Messrs. Baird and Coke are both Co-Founders of the Company, run the Company jointly, and are compensated the same, it is important to us to treat them both as the PEO for purposes of this disclosure. We believe that including one of them in the employee group would artificially skew the pay ratio downwards and not accurately depict what we believe to be a fair representation of the equitability of pay within our company. As set forth in the table below, our 2024 PEO to median employee pay ratio was 19.0 to 1.

	Compensation of Each of Chairman and Chief Executive Officer and the President	Compensation of Median Employee
Base Salary	$800,000	$156,000
Bonus	—	72,000
Stock Awards	4,497,975	45,000
All other compensation	10,350	6,120

Total	$5,308,325	$279,120

We completed the following steps to identify the median of the annual total compensation of all of our employees and to determine the annual total compensation of our median employee and PEOs:

•	We determined our employee population as of December 31, 2024, which was 47 full-time, part-time, temporary or seasonal employees employed on that date.

•

To find the median of the annual total compensation of our employees (other than our PEOs), we used wages from our payroll records for fiscal year 2024. In making this determination, we annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2024, but did not work for us the entire yet. No full-time equivalent adjustments were made for part-time employees.

•	We identified our median employee using this compensation measure and methodology, which was consistently applied to all of our employees included in the calculation.

After identifying the median employee, we added together all of the elements of such employee’s compensation for fiscal year 2024, resulting in annual total compensation of $279,120. With respect to our PEOs, we used the amount reported in the “Total” column of the “Summary Compensation Table” of this proxy statement.

PAY VERSUS PERFORMANCE
The following information depicts the relationship between “compensation actually paid” to our named executive officers and certain financial performance measures, in each case, for our five most recently completed fiscal years. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for each Co-Founder ($) (1)	Compensation Actually Paid to each Co-Founder ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4)	Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (6)	Net Income (millions) ($) (7)	TSR Relative to FTSE Nareit Equity Industrial Index (8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	5,308,325	5,480,170	2,814,959	2,867,813	96.74	107.62	184.50	15.2%
2023	5,046,801	4,277,319	2,530,396	2,225,627	113.65	113.96	150.70	(5.6%)
2022	4,429,691	(1,627,319)	2,316,211	(156,194)	68.87	75.71	197.20	(3.5%)
2021	3,840,303	7,538,940	2,065,884	3,529,118	156.04	149.09	87.30	(12.9%)
2020	3,464,667	5,681,333	1,761,652	2,444,185	111.56	93.96	79.40	(1.7%)

1
The dollar amounts reported represent the total compensation reported for each of our
Co-Founders,
Mr. Baird (also our chief executive officer) and Mr. Coke (also our president) for each corresponding fiscal year in the “Total” column of the Summary Compensation Table.

2
The dollar amounts reported represent the “compensation actually paid” to each of our
Co-Founders,
as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to either
Co-Founder.
In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Baird and Mr. Coke’s total compensation to determine the “compensation actually paid”.

Calculation of Compensation Actually Paid to Co-Founders	2024
Total Reported in Summary Compensation Table (“SCT”)	5,308,325
Less, Value of Stock Awards Reported in SCT	(4,497,975)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	4,420,550
Plus, Vesting Date Fair Value of Awards Granted in Fiscal Year and Vested during Fiscal Year	—
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested during Fiscal Year	304,691
Minus, Prior Year-End Fair Value of Prior Year Awards that Remained Unvested during Fiscal Year	(55,421)

Compensation Actually Paid	5,480,170
We do not provide pension benefits to our PEO or our other NEOs, therefore, no adjustments to the
S
ummary Compensation Table totals for changes in pensions values are necessary. The valuation assumptions used to calculate the equity award fair values were updated as of each measurement date and will differ from those disclosed as of the grant date. For the restricted stock awards, the updated valuation assumptions reflect the price of our common stock as of the measurement date, and for the performance share awards, the updated valuation assumptions reflect our relative total shareholder return performance and the price of our common stock, in either case, as of the measurement date.
3
The dollar amounts reported represent the average of the total compensation reported for the Company’s named executive officers (“NEOs”) as a group (excluding Messrs. Baird and Coke, our
Co-Founders,
who have also served as our chief executive officer and our president, respectively, since 2010), for each corresponding fiscal year in the “Total” column of the Summary Compensation Table. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable fiscal year are as follows: (i) for 2024, Jaime J. Cannon and John T. Meyer; (ii) for 2023, Jaime J. Cannon and John T. Meyer; (iii) for 2022, Jaime J. Cannon, Andrew T. Burke, and John T. Meyer; (iv) for 2021, Jaime J. Cannon, Andrew T. Burke, and John T. Meyer; and (v) for 2020, Jaime J. Cannon, Andrew T. Burke, and

John T. Meyer. Andrew Burke served as our executive vice president and was considered a NEO in 2022, 2021, and 2020. Mr. Burke resigned on April 15, 2022.
4
The dollar amounts reported represent the average of the “compensation actually paid” to the NEOs as a group (exclud in
g Messrs. Baird and Coke), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Messrs. Baird and Coke). In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding Messrs. Baird and Coke) to determine the compensation actually paid, using the same methodology described above in Note 2:

Calculation of Average Compensation Actually Paid to Non-PEO NEOs	2024
Total Reported in SCT	2,814,959
Less, Value of Stock Awards Reported in SCT	(1,947,109)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	1,905,819
Plus, Vesting Date Fair Value of Awards Granted in Fiscal Year and Vested during Fiscal Year	—
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested during Fiscal Year	134,774
Minus, Prior Year-End Fair Value of Prior Year Awards that Remained Unvested during Fiscal Year	(40,630)

Compensation Actually Paid	2,867,813

5
Total Stockholder Return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6
Represents the weighted peer group cumulative TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the MSCI U.S. REIT Index (RMS).

7	The dollar amounts reported represent the net income (loss), as reflected in the Company’s audited financial statements for the applicable fiscal year.
8	Represents the percentile ranking of our TSR during the applicable fiscal year when compared to the TSRs of the other companies that comprise the FTSE Nareit Equity Industrial Index.
Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on, among other things, an objective of providing appropriate incentives to our NEOs to create long-term value for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	TSR as compared to the MSCI U.S. REIT Index*

•	TSR as compared to the FTSE Nareit Equity Industrial Index*

•	Cash-basis same store net operating income

•	Funds From Operations per share

•	Capital Deployment and Disposition Volume

*	TSR as compared to the MSCI U.S. REIT Index and TSR as compared to the FTSE Nareit Equity Industrial Index are the primary performance-based vesting requirements under our Long-Term Incentive Plan.

Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section above titled, “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company uses several performance measures (including TSR as compared to the MSCI U.S. REIT Index and the FTS Nareit Equity Industrial Index) to align executive compensation with Company performance, not all of those Company measures are presented in the Pay versus Performance table. Further, the relative TSR as compared to the MSCI U.S. REIT Index and FTSE Nareit Equity Industrial Index component of our Long-Term Incentive Plan is measured over a three-year period, rather than the one-year
period measured in the Pay versus Performance table. Moreover, the Company generally seeks to provide incentives to achieve long-term performance and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. The information presented in the Pay versus Performance table and the outcome of the analysis below are not necessarily reflective of our executive compensation program or our pay-for-performance
philosophy.
Compensation Actually Paid and TSR
The amount of compensation actually paid to Messrs. Baird and Coke and the average amount of compensation actually paid to the Company’s other NEOs as a group is aligned with the Company’s Total Stockholder Return over the three years presented in the table. The alignment of compensation actually paid with the Company’s TSR over the period presented is because a significant portion of the compensation actually paid to Messrs. Baird and Coke and to the other NEOs is comprised of equity awards. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” approximately 85% of Messrs. Baird and Coke’s direct compensation was at-risk
equity, of which approximately 55% was variable incentive equity based solely on three-year total stockholder return outperformance under the Long-Term Incentive Plan and approximately 30% was variable incentive equity based on changes in stock price during the restricted stock vesting period.
Compensation Actually Paid and Net Income (Loss)
The Company does not use net income (loss) as a performance measure in its executive compensation program because it is neither a reliable indication of our Company’s performance nor an effective measure of long-term value-creation for our Company. The measure of net income (loss) is, however, a contributor to the Company’s TSR, the amount of compensation actually paid to Messrs. Baird and Coke, and the average amount of compensation actually paid to the Company’s other NEOs as a group is generally aligned with the Company’s net income (loss) over the five years presented in the Pay versus Performance table.
Compensation Actually Paid and Relative TSR
The amount of compensation actually paid to Messrs. Baird and Coke and the average amount of compensation actually paid to the Company’s other NEOs as a group is aligned with the percentile ranking of the Company’s relative TSR as compared to the FTSE Naerit Equity Industrial Index over the five years as presented in the Pay versus Performance table. The Company has determined that relative TSR as compared to the FTSE Nareit Equity Industrial Index is the most important performance measure (that is not otherwise required to be disclosed in the Pay versus Performance table) used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to the Company’s performance because the Company utilizes TSR as compared to Nareit Equity Industrial Index as one of the two performance-based vesting conditions under its Long-Term Incentive Plan. The Company’s relative TSR has outperformed the FTSE Nareit Equity Industrial Index three of the five ye
a
rs presented in the
pay-versus-performance
period.

POLICIES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
Pursuant to Item 402(x) of Regulation
S-K
we are required to disclose certain information relating
t
o our equity grant practices specifically pertaining to certain stock appreciation rights or stock options. Since we do not grant stock appreciation rights or stock options, we have not adopted any such policy.
The compensation committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
DIRECTOR COMPENSATION
Our board of directors has approved a compensation program for our independent directors in the form of cash and equity awards.
We pay an annual fee of $55,000 to our independent directors, which is payable quarterly in cash. In addition, we reimburse our independent directors for reasonable out-of-pocket
expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance at board and committee meetings. Beginning in May 2025, we will increase the annual fee that we pay to our independent directors to $70,000.
We also reimburse our independent directors for approved director education programs. Our independent directors do not receive any perquisites or above-market nonqualified deferred compensation plan earnings. Our independent directors may elect, in accordance with our Deferred Compensation Plan, to defer all or a portion of their annual fees and their unrestricted stock awards that they receive under the 2019 Equity Incentive Plan.
For service from the prior year through the 2024 annual meeting of stockholders, each of our independent directors received approximately $125,007 in the form of fully vested common stock. Beginning in May 2025, we will increase the value of the annual equity grant we make to each of our independent directors to approximately $160,000 in shares of common stock.
The following table summarizes the compensation of our independent directors in 2024. Messrs. Baird and Coke receive no compensation for their service as directors, and the compensation received by Messrs. Baird and Coke as employees during 2024 is presented in the “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)
Linda Assante (3)	13,750	—	13,750
Gary N. Boston	55,000	125,007	180,007
LeRoy E. Carlson	55,000	125,007	180,007
Constance von Muehlen (4)	32,083	—	32,083
Irene H. Oh	55,000	125,007	180,007
Douglas M. Pasquale	55,000	125,007	180,007
Dennis Polk	55,000	125,007	180,007

(1)	Amounts reflect the grant date fair value of the of the shares of common stock granted to our independent directors in 2024 computed in accordance with FASB ASC Topic 718.
(2)	None of our independent directors held unvested equity awards as of December 31, 2024.
(3)	Represents fees earned through May 7, 2024. Ms. Assante did not stand for re-election at the 2024 annual meeting of stockholders.
(4)	Represents fees earned from June 1, 2024, the date of Ms. von Muehlen’s appointment.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2024, regarding our 2019 Equity Incentive Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2) :	283,494	—	367,561
Equity compensation plans not approved by security holders:	—	—	—

Total	283,494	—	367,561

(1)
Represents outstanding performance share awards that have been granted under the Long-Term Incentive Program. These awards are denominated in shares of our common stock, assuming target performance, but the shares of our common stock underlying each performance share award will not be issued until the performance targets are measured, to the extent the performance targets are met.

(2)
Represents the 2019 Equity Incentive Plan. The 2019 Equity Incentive Plan does not provide for options, warrants or rights. This does not include 426,388 shares of unvested restricted stock as of December 31, 2024, as such shares have been reflected in our total shares of common stock outstanding.

CERTAIN TRANSACTIONS
Related Person Transaction Approval Policy
All related person transactions must be reviewed and approved by a majority of the independent directors on our board of directors in advance of our or any of our subsidiaries entering into the transaction. If we or any of our subsidiaries enters into a transaction without recognizing that the transaction constitutes a related person transaction, this approval requirement will be satisfied if the transaction is promptly reviewed, approved and ratified by a majority of the independent directors on our board of directors after we recognize that the transaction constituted a related person transaction. If any related person transaction is not approved or ratified by a majority of the independent directors on our board of directors, management shall use all reasonable efforts to amend, cancel or rescind such transaction. Additionally, any related person transaction previously approved by a majority of the independent directors on our board of directors or otherwise already existing that is ongoing in nature shall be reviewed by a majority of the independent directors on our board of directors on an annual basis to ensure that such transaction has been conducted in accordance with the previous approval granted and remains appropriate. The term “related person transaction” refers to a transaction required to be disclosed by the Company pursuant to Item 404 of Regulation
S-K
(or any successor provision) promulgated by the SEC. There were no such related person transactions in 2024 through the date of this proxy statement.
In addition to any applicable requirements under the Maryland General Corporation Law, the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, is required to authorize, approve or ratify any transaction, agreement or relationship of the Company in which any director, officer or employee of the Company has an interest.

SECURITY OWNERSHIP

The table below sets forth, as of March 7, 2025, the number of shares of our common stock which were owned beneficially by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each director and nominee for director;

•	each named executive officer; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Terreno Realty Corporation, 10500 NE 8th Street, Suite 1910, Bellevue, WA 98004.

The number of shares beneficially owned by each individual or group is based upon information in documents filed by such person with the SEC. Percentage ownership in the following table is based on 103,019,200 shares of common stock outstanding as of the close of business on March 7, 2025. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to the securities.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares Beneficially Owned(2)
W. Blake Baird(3)	825,909	0.8%
Michael A. Coke(3)	577,104	0.6%
John T. Meyer(4)	181,760	0.2%
Jaime J. Cannon(4)	175,129	0.2%
Douglas M. Pasquale	109,875	0.1%
Dennis Polk	46,634	0.1%
Leroy E. Carlson	37,148	0.0%
Gary N. Boston	5,402	0.0%
Irene H. Oh	4,357	0.0%
Constance von Muehlen	—	0.0%
All directors and executive officers as a group (10 persons)	1,963,318	2.0%
BlackRock, Inc.(5)	17,784,043	17.3%
The Vanguard Group(6)	15,256,900	14.8%
FMR LLC (7)	10,563,453	10.3%
State Street Corporation(8)	5,814,717	5.6%

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)	Based on a total of 103,019,200 shares of common stock outstanding as of March 7, 2025.
(3)

Includes 109,764 shares of restricted common stock granted to each of Messrs. Baird and Coke that are subject to vesting. Also includes 174,940 shares of common stock for each of Messrs. Baird and Coke that are held, respectively, in a Rabbi Trust pursuant to the Company’s Deferred Compensation Plan.

(4)

Includes 50,819 shares of restricted common stock granted to each of Messrs. Cannon and Meyer that are subject to vesting. Also includes 73,202 shares of common stock for Mr. Cannon and 67,314 shares of common stock for Mr. Meyer that are held, respectively, in a Rabbi Trust pursuant to the Company’s Deferred Compensation Plan.
(5)

Based solely on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 8, 2025. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. The Schedule 13G/A states that BlackRock, Inc. has sole voting power with respect to 17,457,594 of such shares, shared voting and dispositive power with respect to none of such shares, and sole dispositive power with respect to all of such shares. The percentage beneficial ownership has been adjusted to reflect actual shares of common stock outstanding as of the close of business on March 7, 2025.

(6)

Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group with the SEC on January 31, 2025. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G/A states that The Vanguard Group has sole voting power with respect to none of such shares, shared voting power with respect to 127,027 of such shares, sole dispositive power with respect to 15,013,238 of such shares and shared dispositive power with respect to 243,662 of such shares. The percentage beneficial ownership has been adjusted to reflect our actual shares of common stock outstanding as of the close of business on March 7, 2025.

(7)

Based solely on information contained in a Schedule 13G/A filed jointly by FMR LLC and Abigail P. Johnson with the SEC on October 7, 2024. The address of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210. The Schedule 13G/A states that each of FMR LLC and Abigail P. Johnson has sole dispositive power with respect to all of such shares. The Schedule 13G/A also states that FMR, LLC has sole voting power with respect to all of such shares. The percentage beneficial ownership has been adjusted to reflect our actual shares of common stock outstanding as of the close of business on March 7, 2025.

(8)

Based solely on information contained in a Schedule 13G filed by State Street Corporation with the SEC on February 5, 2025. The address of State Street Corporation is One Congress Street, Suite 1, Boston, MA 02114. The Schedule 13G states that State Street Corporation has sole voting power with respect to none of such shares, shared voting power with respect to 4,799,159 of such shares, sole dispositive power with respect to none of such shares and shared dispositive power with respect to all of such shares. The percentage beneficial ownership has been adjusted to reflect our actual shares of common stock outstanding as of the close of business on March 7, 2025.

STOCKHOLDER PROPOSALS

Our bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice accompanied by the information and other materials specified in our bylaws generally must be delivered to our corporate secretary not later than the close of business on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the date of the notice for the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2026 annual meeting of stockholders, but not included in our proxy statement, generally must be received by our corporate secretary after October 22, 2025 and prior to 5:00 p.m., Eastern Time, the close of business, on November 21, 2025. If the 2026 annual meeting of stockholders is scheduled to take place before April 6, 2026 or after June 5, 2026, then notice must be delivered no earlier than the 150th day prior to the 2026 annual meeting of stockholders and not later than the close of business on the later of the 120th day prior to the 2026 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made by the Company. If the number of directors to be elected at the 2026 annual meeting of stockholders is increased, and there is no public announcement of such increase before November 11, 2025, then notice of nominees for any new positions created by such increase must be delivered not later than 5:00 p.m., Eastern Time, the close of business, on the later of November 11, 2025 and the tenth day after the day on which public announcement of such increase is first made by the Company.

The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2026 annual meeting of stockholders, or for presentation at such meeting, is November 21, 2025. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, including Rule 14a-8. Additionally, the notice of a nomination must also set forth the information required by Rule 14a-19 under the Exchange Act. Our board of directors will review any stockholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2025 annual meeting.

Stockholder proposals or nominations and other materials required by our bylaws or the Exchange Act should be mailed to the attention of our corporate secretary, and copies of the advance notification requirements may be obtained from our corporate secretary at 10500 NE 8th Street, Suite 1910, Bellevue, WA 98004. A copy of our bylaws may be obtained from our corporate secretary by written request to the same address.

2024 ANNUAL REPORT

Copies of our 2024 Annual Report, financial statements and Form 10-K for the year ended December 31, 2024, as filed with the SEC, may be obtained without charge by contacting Terreno Realty Corporation — Investor Relations, 10500 NE 8th Street, Suite 1910, Bellevue, WA 98004.

OTHER MATTERS

Our board of directors knows of no other matters that may properly be presented for stockholder action at the 2025 annual meeting of stockholders, other than procedural matters relating to the proposals disclosed in this proxy statement. If any other matters are properly presented at the meeting for action, the persons named in the proxies will vote upon such matters in accordance with their discretion.

APPENDIX A: 2025 EQUITY INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Terreno Realty Corporation 2025 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Terreno Realty Corporation (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or advisor who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Corporate Transaction” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 15.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Corporate Transaction.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION	2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(d) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

(f) Minimum Vesting Period. The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 2(f) shall limit the Administrator’s authority to accelerate the vesting of Awards as set forth in Section 2(b)(v) above; and, provided further, notwithstanding the foregoing, up to 5% of the shares of Stock authorized for issuance under the Plan may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,000,000 shares, plus the number of shares of Stock available for issuance under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”), as of the Effective Date, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Company’s 2019 Plan that are forfeited, canceled or otherwise terminated shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, shares tendered or held back upon settlement of an Award to cover the tax withholding shall not be added to the shares authorized for grant under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions. In the case of and subject to the consummation of a Corporate Transaction, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares as such parties shall agree. To the extent the parties to such Corporate Transaction do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Corporate Transaction, the Plan and all outstanding Awards granted hereunder shall terminate (after taking into account any acceleration hereunder or in any Award Certificate). The Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 5(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 5(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 12 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 6. UNRESTRICTED STOCK AWARDS

(a) Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 7. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 12 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 8. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 8(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 8(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 8(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

(e) Applicability. The restrictions in this Section 8 will not apply to Unrestricted Stock Awards and will cease to apply on the date of vesting for all other Awards.

SECTION 9. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for

Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantee. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 10. SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION	11. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 12. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 12 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 13. STATUS OF PLAN

With respect to any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 14. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 14(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 15. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules.

SECTION	16. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with the laws of the State of Maryland, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: February 4, 2025

DATE APPROVED BY STOCKHOLDERS: ____________

TERRENO REALTY CORPORATION 10500 NE 8TH STREET, SUITE 1910 BELLEVUE, WA 98004

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TERRENO REALTY CORPORATION
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. W. Blake Baird	☐	☐	☐

	1b. Michael A. Coke	☐	☐	☐

	1c. Gary N. Boston	☐	☐	☐

	1d. LeRoy E. Carlson	☐	☐	☐

	1e. Irene H. Oh	☐	☐	☐

	1f. Constance von Muehlen	☐	☐	☐

	1g. Douglas M. Pasquale	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

2. Adoption of a resolution to approve, on a non-binding advisory basis, the compensation of certain executives, as more fully described in the proxy statement.	☐	☐	☐

3. Approval of the Terreno Realty Corporation 2025 Equity Incentive Plan.	☐	☐	☐

4. Ratification of the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the 2025 fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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V62119-P26604

TERRENO REALTY CORPORATION

Proxy for 2025 Annual Meeting of Stockholders

May 6, 2025 8:00 AM, Pacific Time

Proxy Solicited by the Board of Directors of Terreno Realty Corporation for the 2025 Annual Meeting of Stockholders to be held on May 6, 2025.

The undersigned stockholder of Terreno Realty Corporation, a Maryland corporation, signing on the reverse side of this proxy card, hereby appoints W. Blake Baird and Michael A. Coke, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to attend the 2025 Annual Meeting of Stockholders to be held at Terreno Realty Corporation, 10500 NE 8th Street, Suite 1910, Bellevue, WA 98004 on Tuesday, May 6, 2025 at 8:00 a.m., local time, and at any adjournments or postponements of the meeting, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at such meeting with all power possessed by the undersigned if personally present at the meeting. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders with respect to such meeting, the proxy statement and the 2024 annual report and revokes any proxy heretofore given with respect to such meeting.

When properly executed, the votes to be cast by the undersigned will be cast in the manner directed by the undersigned stockholder. If this proxy is properly executed but no direction is given, this proxy will be voted FOR the election of all of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. The Board of Directors unanimously recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

Continued and to be signed on reverse side